Exhibit 10.1

ALON REFINING LOUISIANA, INC.
ALON REFINING KROTZ SPRINGS, INC.

First Amendment Agreement
Dated as of April 9, 2009

First Amendment Agreement
     This First Amendment Agreement, dated as of April 9, 2009 (this “Agreement”), is by and among ALON REFINING LOUISIANA, INC., a corporation organized and existing under the laws of the State of Delaware (“Holdings”), ALON REFINING KROTZ SPRINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Borrower”), each of the Lenders (as defined below) which is a signatory to this Agreement and identified as a “Lender” on the signature pages hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor to Credit Suisse, Cayman Islands Branch, in its capacity as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “Agent”) for the Lenders. Capitalized terms used herein that are not defined herein shall have the respective meanings ascribed thereto in the Term Loan Agreement (as amended hereby), as defined in Recital A below. All references to “Sections” and “Articles” are references to Sections and Articles of the Term Loan Agreement.
Recitals:
     A. Holdings and the Borrower have previously entered into a Term Loan Agreement, dated as of July 3, 2008 (the “Term Loan Agreement”), by and among Holdings, the Borrower, the Agent and each of the lending institutions from time to time party thereto (collectively, the “Lenders”), pursuant to which the Lenders extended credit to the Borrower in the aggregate principal amount of $302,000,000 (the “Loans”).
     B. Holdings and the Borrower have also previously entered into that certain Loan and Security Agreement, dated as of July 3, 2008 (as amended, restated or otherwise modified from time to time, the “Revolving Credit Agreement”), by and among Holdings, the Borrower, certain Subsidiaries from time to time party thereto, Bank of America, N.A., as administrative agent (together with its successors and assigns in such capacity, the “ABL Agent”) and the other lending institutions from time to time party thereto (the “ABL Lenders”).
     C. The Borrower has requested that the Agent and the Lenders waive the Waived Defaults (as defined below) and amend certain terms of the Term Loan Agreement and the Guarantee and Collateral Agreement, and the Agent and the Lenders are agreeable to such request, solely on the terms and conditions set forth herein, including, without limitation, the conditions to effectiveness described in section 4 hereof.
     D. All requirements of law have been fully complied with and all other acts and things necessary to make this Agreement a valid, legal, and binding instrument according to its terms for the purposes herein expressed have been done or performed.
     Now, Therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in section 4 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Holdings, the Borrower, the Agent and the undersigned Lenders do hereby agree as follows:

SECTION 1. CONSENT AND AUTHORIZATION.
     The Agent and the Lenders hereby consent to the Second Amendment to the Loan and Security Agreement dated as of April 9, 2009 by and among the Borrower, Holdings, the ABL Agent and the ABL Lenders party thereto in the form attached hereto as Exhibit F (the “Permitted ABL Facility Amendment”). The foregoing consent is a one-time consent only and is limited to the matter expressly set forth above. Notwithstanding anything to the contrary set forth in the Term Loan Agreement or any Loan Document, Borrower and Holdings hereby authorize (a) at such time as no Default or Event of Default has occurred and is continuing, the Steering Committee (as defined in the Term Loan Agreement, as amended hereby) to communicate directly with each of the ABL Agent and the Crack Spread Hedging Counterparty, subject only to satisfaction of the following conditions: (i) the Steering Committee shall provide written notice (which may be by electronic mail) to the Borrower of its desire to communicate with any such person; (ii) the Borrower shall arrange for a mutually acceptable time (and the Borrower hereby agrees to take reasonable steps to make such arrangements) and, if necessary, place for any such communications, such date to be not greater than one Business Day following any such written notice to the Borrower under clause (i) above, or, if the ABL Agent or the Crack Spread Hedging Counterparty, as applicable, are not available until some time following one Business Day, on the first date on which such person(s), the Borrower and the Steering Committee are available; provided, that if the Borrower fails to arrange any such meeting within the time periods set forth above, the Steering Committee may contact the ABL Agent and/or the Crack Spread Hedging Counterparty, as applicable, directly and without the participation of the Borrower or its representatives, and (iii) a representative of the Borrower shall participate or accompany the Steering Committee in connection with any such communications; provided, that if the Borrower fails to comply with clause (ii) above or a representative of the Borrower is given the opportunity to participate in any such communications being held at reasonable times and fails to take reasonable steps to do so, the Steering Committee may communicate with the ABL Agent or the Crack Spread Hedging Counterparty, as the case may be, so long as the requirements of clauses (i) and (ii) have been satisfied; and (b) if a Default or Event of Default has occurred and is continuing (whether or not so declared), the Administrative Agent and the Lenders to communicate directly with each of the ABL Agent, the ABL Lenders and the Crack Spread Hedging Counterparty. Holdings and the Borrower hereby acknowledge that they have directed each of the ABL Agent, the ABL Lenders and the Crack Spread Hedging Counterparty to provide the Administrative Agent and the Lenders with access in accordance with the foregoing and authorized each of the ABL Agent, the ABL Lenders and the Crack Spread Hedging Counterparty to disclose to the Steering Committee, the Administrative Agent and the other Lenders, in accordance with the terms hereof, any and all information relating to the finances and affairs of Holdings, the Borrower and their respective subsidiaries, including, without limitation, any and all matters concerning the Permitted ABL Facility and the Crack Spread Hedging Agreement (including, without limitation, the status and results of the proposed unwinding thereof and the distribution of any proceeds therefrom), in each case without any further consent of the Borrower or Holdings. Nothing herein shall limit the right of the Administrative Agent to discuss with the ABL Agent any issues concerning or directly related to the Intercreditor Agreement.

SECTION 2. AMENDMENTS.
     Section 2.1 Amendments to Term Loan Agreement. Subject to the terms and conditions of this Agreement, the Term Loan Agreement is hereby amended as set forth in Exhibit A hereto.
     Section 2.2 Amendments to Guarantee and Collateral Agreement. Subject to the terms and conditions of this Agreement, the Guarantee and Collateral Agreement is hereby amended as set forth in Exhibit B hereto.
SECTION 3. REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE BORROWER.
     To induce the Agent and the Lenders to execute and deliver this Agreement (which representations and warranties shall survive the execution and delivery of this Agreement and the occurrence of the First Amendment Effective Date), Holdings and the Borrower represent and warrant to the Agent and the Lenders that:
     (a) each of this Agreement, the L/C Reimbursement Subordination Agreement (as defined below) and the Unwind Letter of Direction (as defined below) have been duly authorized, executed and delivered by Holdings and the Borrower and constitutes the legal, valid and binding obligation, contract and agreement of the Borrower and Holdings enforceable against the Borrower and Holdings in accordance with the terms hereof, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
     (b) the Term Loan Agreement, as modified by this Agreement, and the other Loan Documents, in each case constitute the legal, valid, and binding obligations, contracts, and agreements of each Loan Party that is party thereto, enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditors’ rights generally;
     (c) the execution and delivery by each Loan Party of this Agreement, the L/C Reimbursement Subordination Agreement and the Unwind Letter of Direction, and the performance by such Loan Party of this Agreement, the L/C Reimbursement Subordination Agreement and the Unwind Letter of Direction (i) has been duly authorized by all requisite corporate or limited liability company action and, if required, shareholder or other equity interest holder action, (ii) does not require the consent or approval of any Governmental Authority, and (iii) does not and will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation, bylaws or other constitutive or governing document, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in subclause (iii)(A)(3) of this section 3(c) or cause any payment to be required to be made thereunder or (C) result in the creation of any Lien;

     (d) as of the date hereof and after giving effect to this Agreement,
     (i) no Default or Event of Default has occurred which is continuing under the Term Loan Agreement,
     (ii) no default, event of default or similar event has occurred and is continuing under the Revolving Credit Agreement and no default, event of default, termination event or similar event has occurred under the Crack Spread Hedging Agreement, and
     (iii) no Subsidiary (other than the Borrower) is liable to any person under the Other Primary Loan Documents (as defined below);
     (e) all of the representations and warranties made by Holdings and the Borrower in the Term Loan Agreement are true and correct on the date hereof in all material respects as if made on and as of the date hereof and are so repeated herein as if expressly set forth herein or therein, except (i) to the extent that any of such representations and warranties expressly relate by their terms to a prior date or period of time, (ii) that the references in Section 3.05 to the financial statements of the Borrower and its subsidiaries shall be deemed to refer to the unaudited financial statements previously furnished pursuant to Section 5.04(b) with respect to the fiscal quarters of the Borrower ending after the Closing Date, provided that the representations and warranties in Section 3.05 with respect to such unaudited financial statements shall be deemed qualified to reflect that such unaudited financial statements are subject to normal year-end audit adjustments and do not contain certain footnotes, (iii) that all events referenced on Schedule 3(e) hereto shall be excluded from the determination of whether an event, condition or development referred to in Section 3.06 has occurred on or before the First Amendment Effective Date, (iv) for Section 3.10(b), which shall be true and correct on the date hereof after giving effect to this Agreement, and (v) that Section 3.08 shall be true and correct as of the date hereof;
     (f) none of Holdings, the Borrower or any of their respective Affiliates has paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any Indebtedness or permanently reduced any borrowing capacity, in each case, in favor of or for the benefit for any creditor of any Loan Party or any person providing investment banking or financial advisory services to any Loan Party, in connection with the obtaining of any consents or approvals in connection with the transactions contemplated hereby (including, without limitation, under the Revolving Credit Agreement or the Crack Spread Hedging Agreement), other than, (i) with respect to the Loans, an amendment and waiver fee equal to 1.00% of the aggregate outstanding principal amount of the Loans paid pro rata to the Lenders, (ii) a fee in the amount of $3,000,000 payable to Credit Suisse Securities (USA), LLC, in its capacity as financial advisor for the Company; and (iii) the reductions in borrowing capacity contemplated by the Permitted ABL Facility Amendment;
     (g) the projections of the consolidated operating budgets of the Borrower and its subsidiaries delivered to the Agent and the Lenders on or about March 31, 2009 (i) disclose all material assumptions made with respect to general economic, financial and market conditions used in formulating such projections, (ii) are based upon reasonable estimates and assumptions, and (iii) were prepared based on the assumptions stated therein and reflect the reasonable estimates by the Borrower of the results of operations and other information projected therein, it being recognized by the Agent and the Lenders that such projections and other information regarding future events are not to be viewed as facts and that actual results or developments during the period or periods covered may differ from the delivered projections and other prospective information; provided, however that, to the knowledge of the Borrower, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections, except as set forth and described in Schedule 3(g) hereto;
     (h) except as set forth and described in Schedule 3(h) hereto, no Loan Party has entered into any amendment or waiver or entered into any agreement having the effect of an amendment or waiver with respect to any provision of the Revolving Credit Agreement, the Crack Spread Hedging Agreement or any of the other agreements, documents and instruments entered into in connection therewith or pursuant thereto (all such agreements, documents and instruments, together with the Revolving Credit Agreement and the Crack Spread Hedging Agreement, collectively, the “Other Primary Loan Documents”); and
     (i) a true, correct and complete description of all Hedging Agreements to which the Borrower is a party as of the date hereof (including the counterparty to each such Hedging Agreement, the type of Hedging Agreement, the material terms of such Hedging Agreement and the marked-to-market hedge position for such Hedging Agreement as of the date immediately preceding the date hereof) is set forth on Exhibit E hereto.
SECTION 4. CONDITIONS TO EFFECTIVENESS.
     The waiver described in section 6(c) and the amendments described in section 2 hereof shall not become effective until, and shall only become effective when and on the date that, each and every one of the following conditions shall have been satisfied (the date of such satisfaction herein referred to as the “First Amendment Effective Date”, except that the amendments to Section 6.13 (Debt Service Coverage Ratio) and Section 6.14 (Leverage Ratio) of the Term Loan Agreement set forth in sections 24 and 25, respectively, on Exhibit A hereto, shall, upon satisfaction of the conditions set forth in this section 4, be deemed to be effective for all purposes as of the Effective Date):
     (a) The Agent’s and Lenders’ receipt of the following, each of which shall be originals, telecopies or email copies in PDF format unless otherwise specified, shall, as applicable, be properly executed by a Responsible Officer of the signing Loan Party, shall be dated the date hereof (or, in the case of certificates of Governmental Authorities, a recent date before the date hereof) and shall be in form and substance satisfactory to the Required Lenders:
     (i) this Agreement, executed by the Borrower, Holdings, the Agent and the Required Lenders;
     (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent or the Required Lenders may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;
     (iii) a certificate of the Secretary or an Assistant Secretary of each Loan Party, certifying as to (A) no changes to certified charter documents, certificates of formation or other organizational documents previously delivered to the Lenders and (B) no changes to bylaws or operating agreements previously delivered to the Lenders;
     (iv) a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in this section 4 have been satisfied;
     (v) results of UCC searches and other evidence satisfactory to the Required Lenders demonstrating that there are no Liens existing on the real or personal property of Holdings or its Subsidiaries other than Liens permitted pursuant to Section 6.02; and
     (vi) such other assurances, certificates, documents, consents or opinions as the Agent or any Lender may reasonably require;
     (b) the Agent and the Lenders shall have received a fully executed copy of the Permitted ABL Facility Amendment in the form attached hereto as Exhibit F, certified by a Responsible Officer of the Borrower as true, correct and complete, and such amendment shall provide for or consent to the application of the Unwind Proceeds (as defined in the Term Loan Agreement, as amended hereby) and Crack Spread Hedging Cash Collateral provided for in this Agreement;
     (c) the Agent and the Lenders shall have received a letter from the Borrower dated as of the First Amendment Effective Date, in form and substance satisfactory to the Lenders, setting forth certain representations and warranties of the Borrower regarding the terms and provisions of the amendment to the ABL Fee Letter (as defined in the Term Loan Agreement, as amended hereby) being entered into in connection with the Permitted ABL Facility Amendment;
     (d) the Agent and the Lenders shall have received evidence reasonably satisfactory to the Required Lenders that the Borrower has received such consent as the Borrower may be required to obtain from (i) the ABL Lenders and/or ABL Agent and (ii) the Crack Spread Hedging Counterparty, in order for the Borrower not to be prohibited under the terms of the Revolving Credit Agreement or the Crack Spread Hedging Agreement to enter into and perform its obligations and agreements under this Agreement;
     (e) the Agent and the Lenders shall have received a fully executed copy of that certain letter agreement by and among the Agent (on behalf of the Lenders), the ABL Agent, the Borrower, Holdings, and the Crack Spread Hedging Counterparty, in substantially the form attached hereto as Exhibit I hereto (the “Unwind Letter of Direction”);
     (f) the Agent and the Lenders shall have received a fully executed copy of that certain Subordination Agreement by and among the Agent (on behalf of the Lenders), the Borrower, Holdings, and one or more Affiliates of the Borrower or Holdings that are obligated to reimburse the issuer or issuers of the Crude Oil Supplier L/C and the Additional Supplier LCs (each as defined in the Term Loan Agreement, as amended hereby) for any drawings under such letters of credit, in substantially the form attached hereto as Exhibit G hereto (the “L/C Reimbursement Subordination Agreement”);
     (g) the representations and warranties of the Borrower and Holdings set forth in section 3 hereof shall be true and correct on and as of the date hereof and the First Amendment Effective Date;
     (h) the Agent and the Lenders shall have received a certificate, dated the date hereof and signed by a Responsible Officer of the Borrower, and such other evidence, if any, as the Required Lenders may reasonably request, confirming (i) receipt by the Borrower in cash on or before the First Amendment Effective Date of $10,000,000 of the Required Equity Contribution (as defined in the Term Loan Agreement as amended hereby), (ii) delivery to the beneficiary thereof of the Crude Oil Supplier L/C (as defined in the Term Loan Agreement as amended hereby), and (iii) delivery to the beneficiary thereof of the Additional Supplier L/Cs (as defined in the Term Loan Agreement as amended hereby);
     (i) Holdings and the Borrower shall have delivered a legal opinion from Jones Day with respect to such matters as may be reasonably requested by the Lenders;
     (j) Holdings and the Borrower shall have delivered to the Agent and the Lenders (i) the projections and consolidated operating budget of the Borrower and its subsidiaries required to be delivered pursuant to Section 5.04(f) of the Term Loan Agreement for the 2009 fiscal year, and (ii) an operating report prepared by the Borrower in the ordinary course of business for each of January 2009 and February 2009 containing the information set forth on Exhibit H to the Term Loan Agreement, as amended hereby; and
     (k) the Borrower shall have paid:
     (i) to the Agent, for the benefit of each Lender, in consideration of the agreements of such Lender contained herein, by wire transfer of immediately available funds, an amendment and waiver fee, whether or not such holder has signed this Agreement, in an amount equal to 1.00% of the aggregate outstanding principal amount of the Loans held by such Lender; such fee shall be deemed earned when paid and shall not be subject to recovery or repayment in the event this Agreement is terminated or rescinded for any reason;
     (ii) the reasonable and documented fees and disbursements of Bingham McCutchen LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby; the payment of the fees and disbursements pursuant to this section 4(k)(ii) does not preclude the rights of the Agent and the Lenders to indemnification and reimbursement for other costs and expenses as provided in (A) section 5 of this Agreement or Section 9.05 of the Term Loan Agreement, and (B) that certain fee letter dated as of January 5, 2009 by and among Bingham McCutchen LLP, the Borrower and Holdings (the “Bingham Fee Letter”);
     (iii) all fees and expenses of the Agent required to be paid on or prior to the date hereof pursuant to the Schedule of Fees dated January 16, 2009 executed by Holdings and the Borrower;

     (iv) the reasonable and documented fees and disbursements of Nixon Peabody LLP, as counsel to the Agent; and
     (v) all fees and expenses payable on or before the First Amendment Effective Date to the Lenders’ financial advisor, Alvarez & Marsal North America, LLC.
SECTION 5. FEES AND EXPENSES.
     The Borrower shall pay the reasonable and documented fees and disbursements of Bingham McCutchen LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby in accordance with the terms of the Bingham Fee Letter. This provision shall be supplementary to, and shall not in any way be deemed to limit, the Agent’s or Lenders’ rights to indemnification and reimbursement for other costs and expenses as provided in Section 9.05 of the Term Loan Agreement or in the Bingham Fee Letter.
SECTION 6. RELEASES AND WAIVERS.
     (a) For and in consideration of the agreements contained in this Agreement and other good and valuable consideration, the Borrower and Holdings hereby absolutely and unconditionally waives, releases, remises and forever discharges the Agent and the Lenders, and any and all of their respective participants, parent corporations, subsidiary corporations, affiliates, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, advisors, attorneys and employees of any of the foregoing (each a “Released Party”), from any and all claims, suits, investigations, proceedings, demands, obligations, liabilities, damages, losses, costs, expenses, or causes of action (all of the foregoing collectively, “Claims and Liabilities”) of any kind, nature or description, whether based in law, equity, contract, tort, implied or express warranty, strict liability, criminal or civil statute, common law, or under any state or federal law or otherwise, of any kind or character, known or unknown, past, present or future, liquidated or unliquidated, matured or unmatured, suspected or unsuspected, which such Loan Party has had, now has, hereafter may have, or has made claim to have against any such person or entity for or by reason of any act, omission, matter, cause or thing whatsoever arising at any time on or prior to the date hereof that arise out of or relate to the Term Loan Agreement, this Agreement, the other Loan Documents and/or the transactions arising thereunder or the administration thereof, or related thereto, contemplated thereby or in furtherance thereof. It is the intention of each Loan Party in providing this release that the same shall be effective as a bar to all such Claims and Liabilities. Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and Liabilities and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.
     (b) Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any of the Claims and Liabilities released, remised and discharged by such person pursuant to the above release and, for the avoidance of doubt, agrees not to sue any Released Party for (and that no Released Party shall be liable for), any special, indirect or consequential damages. Each Loan Party further agrees that it shall not dispute the validity or enforceability of the Term Loan Agreement or any of the other Loan Documents or any of its obligations thereunder. If any Loan Party, or any of its successors, assigns or other legal representatives violates the foregoing covenant, such person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.
     (c) Subject to the terms and conditions of this Agreement, the Agent and the Lenders hereby waive the Defaults or Events of Default set forth on Schedule 6(c) attached hereto (collectively, the “Waived Defaults”). The waivers set forth in this Section 6(c) shall be effective only for the Waived Defaults, and such waivers shall not entitle the Borrower or Holdings to any future waiver if any Waived Default recurs after the First Amendment Effective Date or in similar or other circumstances. Such waivers shall not prejudice or constitute a waiver of any right or remedies which any Agent or any Lender may have or be entitled to with respect to any other breach of any provision of the Term Loan Agreement.
SECTION 7. MISCELLANEOUS.
     Section 7.1 Construction; References to Term Loan Agreement. This Agreement shall be construed in connection with and as part of the Term Loan Agreement and each reference in any other Loan Document to the Term Loan Agreement shall be deemed to be a reference to the Term Loan Agreement, as amended by this Agreement without any further reference to this Agreement. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Term Loan Agreement without making specific reference to this Agreement but nevertheless all such references shall include this Agreement unless the context otherwise requires. This Agreement shall not be construed more strictly against the Agent or the Lenders merely by virtue of the fact that the same has been prepared by the Agent and the Lenders or their counsel, it being recognized that the Borrower, Holdings, the Agent and the Lenders have contributed substantially and materially to the preparation of this Agreement, and each of the parties hereto waives any claim contesting the existence and the adequacy of the consideration given by any of the other parties hereto in entering into this Agreement.
     Section 7.2 Ramifications of Agreement; Reaffirmation. The Borrower and Holdings acknowledge that the waivers and amendments granted hereunder by the Agent and the Lenders shall not be construed as an agreement to amend or waive any other provision of any of the Term Loan Agreement or the Guarantee and Collateral Agreement, and neither the Agent nor any Lender shall have any obligation to enter into any such amendment or waiver. Other than the Waived Defaults, none of the Agent or the Lenders have waived, nor are they by this Agreement waiving, and they have made no commitment to waive (or enter into any amendment with respect to), any recurrence after the First Amendment Effective Date of any of the Waived Defaults or the occurrence or continuation of any other Default or Event of Default that may occur or be continuing on the date hereof or may occur or be continuing after the date hereof. The Agent and the Lenders reserve their respective rights, in their discretion, to exercise any or all of their rights and remedies under the Loan Documents as a result of the recurrence after the First Amendment Effective Date of any of the Waived Defaults or the occurrence or continuation of any other Default or Event of Default. No delay or omission of the Agent or any Lender to exercise any right under the Term Loan Agreement shall impair any such right or be construed to be a waiver of any other such Default or Event of Default or an acquiescence therein. Except as modified, waived or expressly amended by this Agreement, all terms, conditions, and covenants contained in the Term Loan Agreement and the Guarantee and Collateral Agreement are hereby ratified and confirmed by the Borrower and Holdings and shall be and remain in full force and effect.
     Section 7.3 Affirmation of Recitals; etc. The Borrower and Holdings hereby acknowledge and affirm the accuracy of all recitals to this Agreement.
     Section 7.4 Further Assurances. The Borrower and Holdings will, and will cause each of their subsidiaries to, execute and deliver any and all documents reasonably deemed necessary or appropriate by the Lenders to carry out the intent of and/or to implement this Agreement.
     Section 7.5 Lender Directions to Agent. Each of the Lenders party hereto hereby authorizes and directs the Agent to enter into this Agreement, the L/C Reimbursement Subordination Agreement and the Unwind Letter of Direction and take all actions on behalf of the Lenders as are specifically set forth herein.
     Section 7.6 Section Headings. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
     Section 7.7 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
     Section 7.8 Survival. The provisions of sections 5 and 6 of this Agreement shall survive and continue in effect following any termination, rescission or expiration of this Agreement.
     Section 7.9 Time is of the Essence. TIME IS OF THE ESSENCE WITH RESPECT TO ALL COVENANTS, CONDITIONS, AGREEMENTS, OR OTHER PROVISIONS HEREIN.
     Section 7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email of a copy thereof in PDF format shall be effective as delivery of a manually executed counterpart of this Agreement.
[Remainder of page left intentionally blank; Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ALON REFINING LOUISIANA, INC.

By:	/s/ Shai Even

Name: Shai Even
Title: Vice President and Chief Financial Officer

ALON REFINING KROTZ SPRINGS, INC.

By:	/s/ Shai Even

Name: Shai Even
Title: Vice President and Chief Financial Officer

Accepted and Agreed to:

AGENT

WELLS FARGO BANK, N.A.

By:	/s/ Kim Ngan Thuy Nguyen

Name: Kim Ngan Thuy Nguyen
Title: Asst. Vice President

Accepted and Agreed to:

LENDERS:

FORTRESS CREDIT OPPORTUNITIES I LP

By: Fortress Credit Opportunities I GP LLC, Its general partner

By:	/s/ Constantine M. Dakolias

Name: Constantine M. Dakolias
Title: President

FORTRESS PARTNERS CLO LP

By: Fortress Partners CLO GP LLC, Its general partner

By:	/s/ Constantine M. Dakolias

Name: Constantine M. Dakolias
Title: Vice President

TCW GLOBAL PROJECT FUND II, LTD.

By:	/s/ Randall S. Wade

Name: Randall S. Wade
Title: Managing Director

SOF INVESTMENTS, L.P.

By:	/s/ Marc R. Lisker

Name: Marc R. Lisker
Title: Manager and General Counsel

NATIONWIDE LIFE INSURANCE COMPANY NATIONWIDE MUTUAL FIRE INSURANCE COMPANY NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ Wayne T. Frisbee

Name: Wayne T. Frisbee
Title: Authorized Signatory

BANK LEUMI USA

By: Name:	/s/ Gil Hershman Gil Hershman
Title:	VP

By: Name:	/s/ Michaela Klein Michaela Klein
Title:	SVP

MERITAGE FUND LTD

By: Name:	/s/ David Zierk David Zierk
Title:	Director

SUNAMERICA SENIOR FLOATING RATE FUND, INC.

By: Name:	/s/ John G. Lapham, III John G. Lapham, III
Title:	Managing Director

AIG BANK LOAN FUND

By: Name:	/s/ John G. Lapham, III John G. Lapham, III
Title:	Managing Director

GALAXY CLO 2003-1 LTD. GALAXY III CLO, LTD. GALAXY VI CLO, LTD. GALAXY VII CLO, LTD. GALAXY VIII CLO, LTD. GALAXY X CLO, LTD. SATURN CLO, LTD.

By: AIG Global Investment Corp., its Investment Adviser

By: Name:	/s/ John G. Lapham, III John G. Lapham, III
Title:	Managing Director

GARRISON CREDIT INVESTMENTS I LLC

By:	/s/ Brian S. Chase

Name:	Brian S. Chase
Title:	Chief Financial Officer

GARRISON FUNDING 2008-1 LTD.

By:	/s/ Brian S. Chase

Name:	Brian S. Chase
Title:	Chief Financial Officer

AMMC CLO III, LIMITED AMMC CLO IV, LIMITED AMMC CLO V, LIMITED AMMC CLO VI, LIMITED AMMC VII, LIMITED AMMC VIII, LIMITED

By: American Money Management Corp., as Collateral Manager

By:	/s/ David P. Meyer

Name:	David P. Meyer
Title:	Senior Vice President

GREAT AMERICAN INSURANCE COMPANY

By: American Money Management Corp., as Portfolio Manager

By:	/s/ David P. Meyer

Name:	David P. Meyer
Title:	Senior Vice President

GREAT AMERICAN LIFE INSURANCE COMPANY

By: American Money Management Corp., as Portfolio Manager

By:	/s/ David P. Meyer

Name:	David P. Meyer
Title:	Senior Vice President

VICTORIA FALLS CLO, LTD. SUMMIT LAKE CLO, LTD. DIAMOND LAKE CLO, LTD. CLEAR LAKE CLO, LTD. ST JAMES RIVER CLO, LTD

By:	/s/ Kim Atkinson

Name:	Kim Atkinson
Title:	Sr. Vice President

VENTURE IV CDO LIMITED VENTURE V CDO LIMITED VENTURE VI CDO LIMITED VENTURE VII CDO LIMITED VENTURE VIII CDO LIMITED VENTURE IX CDO LIMITED

By: its investment advisor,
MJX Asset Management LLC

By:	/s/ Simon Yuan

Name:	Simon Yuan
Title:	Vice President

BAKER STREET CLO II LTD. GRAND HORN CLO LTD. MOUNTAIN VIEW CLO II LTD. MOUNTAIN VIEW FUNDING CLO 2006-I LTD.

By: Seix Investment Advisors LLC, as Investment Advisor

By:	/s/ George Goudelias

Name:	George Goudelias
Title:	Managing Director

RIDGEWORTH FUNDS – SEIX FLOATING RATE HIGH INCOME FUND

By: Seix Investment Advisors LLC, as Subadvisor

By:	/s/ George Goudelias

Name:	George Goudelias
Title:	Managing Director

SEIX CREDIT OPPORTUNITIES FUND FINANCING I, LTD.

By: Seix Investment Advisors LLC, as Ramp- Up Investment Manager

By:	/s/ George Goudelias

Name:	George Goudelias
Title:	Managing Director

WHITEHORSE I, LTD

By: Whitehorse Capital Partners, L.P., as Collateral Manager
By: WhiteRock Asset Advisor, LLC, its G.P.

By:	/s/ Ethan M. Underwood

Name:	Ethan M. Underwood
Title:	CFA Portfolio Manager

WHITEHORSE II, LTD

By: Whitehorse Capital Partners, L.P., as Collateral Manager
By: WhiteRock Asset Advisor, LLC, its G.P.

By:	/s/ Ethan M. Underwood

Name:	Ethan M. Underwood
Title:	CFA Portfolio Manager

WHITEHORSE IV, LTD

By: Whitehorse Capital Partners, L.P., as Collateral Manager
By: WhiteRock Asset Adivor, LLC, its G.P.

By:	/s/ Ethan M. Underwood

Name:	Ethan M. Underwood
Title:	CFA Portfolio Manager

ROSEDALE CLO LTD ROSEDALE CLO II LTD

By: Princeton Advisory Group, Inc., as Collateral Manager

By:	/s/ Anna L. Chin

Name:	Anna L. Chin
Title:	Senior Analyst

EXHIBIT A
AMENDMENTS TO TERM LOAN AGREEMENT
     1. Section 1.01 of the Term Loan Agreement is hereby amended by adding the following new defined terms in their respective proper alphabetical order:
     “ABL Agent” shall mean the administrative agent for the ABL Lenders pursuant to the terms of any Permitted ABL Facility.
     “ABL Fee Letter” shall mean that certain letter agreement dated as of July 3, 2008 by and between the ABL Agent and the Borrower entered into in connection with the Revolving Credit Agreement, as amended by that certain letter agreement dated as of the First Amendment Effective Date to provide for certain “flex” rights in connection with the syndication of the Permitted ABL Facility.
     “ABL Lenders” shall mean the lenders from time to time party to any Permitted ABL Facility.
     “Additional Supplier L/Cs” shall mean one or more irrevocable standby letters of credit, other than the Crude Oil Supplier L/C, in an aggregate face amount of not less than $10,000,000 issued by banks or other financial institutions (but which are not issued pursuant to a Permitted ABL Facility) to one or more third party suppliers of the Borrower (as designated by the Borrower) or to the ABL Agent (in order to generate additional liquidity under the Permitted ABL Facility borrowing base or back-stop obligations under letters of credit to be issued by any ABL Lender to third party suppliers designated by Borrower), as beneficiaries, and on terms and conditions as are reasonable and customary for instruments of this type for companies engaged in the same or similar business as the Borrower, which letters of credit are issued for the account of an Affiliate of the Borrower (other than Holdings or any Subsidiary of Holdings) and as to which neither Borrower, Holdings, nor any Subsidiary of Holdings has (a) any obligation, contingent or otherwise, to reimburse the issuer or any other person (by virtue of any guaranty, indemnity, exercise of subrogation rights or otherwise) for any drawing on such letter of credit, except for any such obligations that are subordinated to the payment in full in cash of all Secured Obligations upon terms and conditions satisfactory to the Lenders, or (b) granted, created or permitted to exist any security interest in, or Lien upon, its property or assets to secure any reimbursement obligations in respect of such letter of credit.
     “Applicable Margin Covenant Compliance Date” shall mean the date, if any, after the First Amendment Effective Date upon which no Event of Default has occurred and is continuing that is the first day after the date on which the Borrower has furnished to the Administrative Agent financial statements and a Compliance Certificate pursuant to Section 5.04 that evidence and certify to the compliance by the Borrower with the covenants set forth in Sections 6.13, 6.14 and 6.15 as of and for the period ended on December 31, 2010.

Exhibit A- 1

     “Capitalized Interest Amount” shall have the meaning assigned to such term in Section 2.06(c).
     “Cash Interest Amount” shall mean, subject to the provisions of Sections 2.07 and 9.09, with respect to any Interest Payment Date occurring after the First Amendment Effective Date, (a) prior to the Crack Spread Hedge Unwind Date (i.e. before the Original Loans are divided into Tranche A Loans and Tranche B Loans), with respect to any of the Original Loans, and (b) on and after the Crack Spread Hedge Unwind Date and before the Applicable Margin Covenant Compliance Date, with respect to the Tranche B Loans only, on which the Borrower has exercised its option to add the Capitalized Interest Amount to the principal of the Original Loans (or Tranche B Loans, as applicable) on such Interest Payment Date, that portion of the interest accrued on the outstanding principal amount of the Original Loans (or the Tranche B Loans, as applicable) to such Interest Payment Date as would have accrued at the rate of (i) with respect to any Eurodollar Loan, the Adjusted LIBO Rate plus 7.50% per annum (or 9.50% per annum during the Leverage Step-Up Period, if any), provided, however, that, for purposes of this clause (i), if the Adjusted LIBO Rate shall be below 3.25% per annum on any day, then the Adjusted LIBO Rate for such Interest Period shall be deemed to 3.25% for such day, or (ii) with respect to any ABR Loan, the Alternate Base Rate plus 6.50% per annum (or 8.50% per annum during the Leverage Step-Up Period, if any), provided, however, that, for purposes of this clause (ii), if the Alternate Base Rate shall be below 4.25% per annum on any day, the Alternate Base Rate shall be deemed to be 4.25% per annum for such day. The Cash Interest Amount will be determined and calculated in accordance with this definition and the provisions of Section 2.06.
     “Chevron” shall mean Chevron Products Company, a division of Chevron U.S.A., Inc.
     “Crack Spread Hedge Unwind Date” shall mean the date on which the Crack Spread Hedging Agreement shall have been completely unwound and terminated and all Unwind Proceeds and all Crack Spread Hedging Cash Collateral shall have been distributed to the Lenders and the Borrower as provided in Section 5.11 hereof.
     “Crude Oil Supplier L/C” shall mean an irrevocable standby letter of credit in the face amount of $15,000,000 issued by a bank or other financial institution (but which is not issued pursuant to a Permitted ABL Facility) to Chevron or to another third party crude oil supplier designated by the Borrower, as beneficiary, and on terms and conditions as are reasonable and customary for instruments of this type for companies engaged in the same or similar business as the Borrower, which letter of credit is issued for the account of an Affiliate of the Borrower (other than Holdings or any Subsidiary of Holdings) and as to which neither Borrower, Holdings, nor any Subsidiary of Holdings has (a) any obligation, contingent or otherwise, to reimburse the issuer or any other person (by virtue of any guaranty, indemnity, exercise of subrogation rights or otherwise) for any drawing on such letter of credit, except for any such obligations that are subordinated to the payment in full in cash of all Secured Obligations upon terms and conditions satisfactory to the Lenders, or (b) granted, created or permitted to exist any security interest in, or Lien upon, its property or assets to secure any reimbursement obligations in respect of such letter of credit.

Exhibit A- 2

     “Earnout Payments” shall have the meaning assigned to such term in Section 6.08(c).
     “First Amendment” shall mean the First Amendment Agreement, dated as of April 9, 2009, by and among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.
     “First Amendment Effective Date” shall mean the “First Amendment Effective Date” as such term is defined in the First Amendment.
     “Leverage Step-Up Period” shall have the meaning assigned to such term in the definition of “Applicable Margin” set forth in Section 1.01 hereof.
     “Majority Lenders” shall mean, at any time, Lenders holding more than 50% of the then outstanding principal amount of the Loans at such time.
     “Original Financial Covenants” shall mean the financial covenants set forth in Sections 6.13 and 6.14 as in effect immediately prior to the First Amendment Effective Date; provided that, for purposes of determining compliance with such financial covenants for any period of four consecutive fiscal quarters ending on or prior to March 31, 2009, “Cash Available for Debt Service” and “Debt Service Payments” shall have the meaning set forth in the First Amendment.
     “Original Loans” shall have the meaning assigned to such term in Section 2.01.
     “Post-First Amendment Compliance Date” shall mean the first date after the First Amendment Effective Date on which no Event of Default has occurred and is continuing and the Borrower furnishes to the Administrative Agent financial statements and a Compliance Certificate pursuant to Section 5.04 evidencing and certifying that the Borrower is in compliance with the Original Financial Covenants on (and for the period of four consecutive fiscal quarters ending on) the last day of a fiscal quarter ending after the First Amendment Effective Date.
     “Required Equity Contribution” shall mean unrestricted capital contributions to the Borrower on terms and conditions acceptable to the Required Lenders, of which (a) at least $10,000,000 shall have been contributed to the Borrower by the Parent in cash on or before the First Amendment Effective Date, and (b) an additional amount of at least $15,000,000 shall be contributed to the Borrower in cash on or before May 29, 2009.
     “Restricted Payments Compliance Date” shall have the meaning assigned to such term in the last sentence of Section 6.08(a).
     “Retained Unwind Proceeds” shall have the meaning assigned to such term in Section 5.11.
     “Steering Committee” shall mean (a) as of the First Amendment Effective Date, SOF Investments, LP, TCW Global Project Fund II, Ltd. and Fortress Credit Opportunities I LP., and (b) as of any date after the First Amendment Effective Date, (i) unless and until other Lenders are designated by the Required Lenders as the steering

Exhibit A- 3

committee for the Lenders, the Persons listed in clause (a) of this definition that continue to be Lenders, and (ii) on and after the date after the First Amendment Effective Date that any Lenders are designated from time to time by the Required Lenders as the steering committee for the Lenders, such designated Lenders.
     “Supporting Letter of Credit” shall have the meaning assigned to such term in the Revolving Credit Agreement (as in effect on the First Amendment Effective Date).
     “Tranche A Capitalized Interest Amount” shall have the meaning assigned to such term in Section 2.06(c).
     “Tranche A Capitalized Interest Option” shall have the meaning assigned to such term in Section 2.06(c).
     “Tranche A Cash Interest Amount” shall mean, subject to the provisions of Sections 2.07 and 9.09, with respect to any Interest Payment Date occurring after the First Amendment Effective Date and on or after the Crack Spread Hedge Unwind Date on which the Borrower has exercised its option to add the Tranche A Capitalized Interest Amount to the principal of the Tranche A Loans on such Interest Payment Date, that portion of the interest accrued on the outstanding principal amount of the Tranche A Loans to such Interest Payment Date as would have accrued at the rate of (i) with respect to any Eurodollar Loan, the Adjusted LIBO Rate plus 7.50% per annum (or 9.50% per annum during the Leverage Step-Up Period, if any), provided, however, that, for purposes of this clause (i), if the Adjusted LIBO Rate shall be below 3.25% per annum on any day, then the Adjusted LIBO Rate for such Interest Period shall be deemed to 3.25% for such day, or (ii) with respect to any ABR Loan, the Alternate Base Rate plus 6.50% per annum (or 8.50% per annum during the Leverage Step-Up Period, if any), provided, however, that, for purposes of this clause (ii), if the Alternate Base Rate shall be below 4.25% per annum on any day, the Alternate Base Rate shall be deemed to be 4.25% per annum for such day. The Tranche A Cash Interest Amount will be determined and calculated in accordance with this definition and the provisions of Section 2.06.
     “Tranche A Loans” shall have the meaning assigned to such term in Section 2.01.
     “Tranche B Loans” shall have the meaning assigned to such term in Section 2.01.
     “Unwind Proceeds” shall mean (a) any amounts arising out of the unwinding and/or termination of the Crack Spread Hedging Agreement as contemplated by Section 5.11, and (b) any other proceeds received by the Borrower or any other person from the Crack Spread Hedging Agreement on or after the First Amendment Effective Date.
     2. The following definitions in Section 1.01 of the Term Loan Agreement are hereby amended and restated in their entirety to read as follows:
     “Administrative Agent” shall mean Wells Fargo Bank, National Association, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity as provided in Article VIII.

Exhibit A- 4

     “Applicable Margin” shall mean:
     (a) for any day prior to the First Amendment Effective Date, (i) with respect to any Eurodollar Loan, 7.50% per annum or (ii) with respect to any ABR Loan, 6.50% per annum;
     (b) for any day on or after the First Amendment Effective Date and prior to the Crack Spread Hedge Unwind Date, (i) with respect to any Eurodollar Loan, 9.50% per annum or (ii) with respect to any ABR Loan, 8.50% per annum, provided, however, that, for any day after the First Amendment Effective Date and prior to the Crack Spread Hedge Unwind Date on which no Default or Event of Default shall have occurred and be continuing and as to which interest is payable on an Interest Payment Date on which the Borrower pays all accrued interest in cash (and shall not have exercised its option to pay the Cash Interest Amount in cash and to add the Capitalized Interest Amount to the principal of the Original Loans), the Applicable Margin shall be (A) with respect to any Eurodollar Loan, 8.50% per annum or (B) with respect to any ABR Loan, 7.50% per annum;
     (c) for any day on or after the First Amendment Effective Date that is on or after the Crack Spread Hedge Unwind Date and prior to the Applicable Margin Covenant Compliance Date:
     (i) (A) with respect to any Tranche A Loan that is a Eurodollar Loan, 10.50% per annum or (B) with respect to any Tranche A Loan that is an ABR Loan, 9.50% per annum, and
     (ii) (A) with respect to any Tranche B Loan that is a Eurodollar Loan, 9.50% per annum or (B) with respect to any Tranche B Loan that is an ABR Loan, 8.50% per annum, provided, however, that, for any day on which no Default or Event of Default shall have occurred and be continuing and as to which interest is payable on an Interest Payment Date on which the Borrower pays all accrued interest in cash (and shall not have exercised its option to pay the Cash Interest Amount in cash and to add the Capitalized Interest Amount to the principal of the Tranche B Loans), the Applicable Margin shall be (A) with respect to any Eurodollar Loan, 8.50% per annum or (B) with respect to any ABR Loan, 7.50% per annum;
     (iii) notwithstanding anything contained in clauses (i) and (ii) above, if the Leverage Ratio set forth in Section 6.14 as of, and for the period ended on, December 31, 2009 is greater than 4.6 to 1.0, the Applicable Margin set forth in clauses (i) and (ii) shall be increased by 2.0% per annum for the period from January 1, 2010 through and including March 31, 2010 (the “Leverage Step-Up Period”), and the Borrower shall indicate in the Compliance Certificate delivered for the fiscal quarter ending December 31, 2009 that the Applicable Margin has

Exhibit A- 5

been increased by 2% for the Leverage Step-Up Period as a result thereof; and
     (d) for any day on or after the Applicable Margin Covenant Compliance Date, (i) with respect to any Tranche A Loan that is a Eurodollar Loan, 9.50% per annum, (ii) with respect to any Tranche A Loan that is an ABR Loan, 8.50% per annum, (iii) with respect to any Tranche B Loan that is a Eurodollar Loan, 7.50% per annum, or (iv) with respect to any Tranche B Loan that is an ABR Loan, 6.50% per annum;
provided, however, that, with respect to clauses (b), (c) and (d) of this definition, if the financial statements for the period upon which the determination of the occurrence of the Applicable Margin Covenant Compliance Date was based are determined to have been inaccurate or such financial statements are restated and, based on the accurate or restated financial statements the Applicable Margin Covenant Compliance Date would not have occurred (and therefore retroactively did not occur), then the Applicable Margin for periods affected thereby shall be retroactively re-determined based on such accurate or restated financial statements and the Borrower shall pay on demand the additional interest that results from re-determination.
     “Cash Available for Debt Service” shall mean, for any period, the Consolidated EBITDA for such period, minus the sum of (a) Capital Expenditures made by the Borrower and its consolidated subsidiaries in cash during such period and (b) to the extent added to Consolidated Net Income in determining Consolidated EBITDA, consolidated income tax cash expense for such period, all determined on a consolidated basis in accordance with GAAP; provided, however, that for purposes of determining compliance with Section 6.13 at any time from the Effective Date through March 31, 2009, Cash Available for Debt Service shall be deemed to be $41,700,000 for the fiscal quarter ended December 31, 2007, $41,700,000 for the fiscal quarter ended March 31, 2008, and $41,700,000 for the fiscal quarter ended June 30, 2008.
     “Collateral Agent” shall mean Wells Fargo Bank, National Association, in its capacity as collateral agent for the Secured Parties, and its successors in such capacity as provided in Article VIII.
     “Crack Spread Hedging Agreement” shall mean the letter agreement dated as of July 3, 2008, between the Borrower and the Crack Spread Hedging Counterparty, together with the schedules and exhibits thereto.
     “Debt Service Payments” shall mean, for any period, the sum, without duplication, of (a) Consolidated Cash Interest Expense for such period, and (b) the aggregate amount of scheduled principal payments made during such period in respect of Long-Term Indebtedness of the Borrower and its subsidiaries (other than payments made to the Borrower or any of its subsidiaries); provided, however, that for purposes of determining compliance with Section 6.13 at any time from the Effective Date through March 31, 2009, Debt Service Payments shall be deemed to be $9,000,000 for the fiscal

Exhibit A- 6

quarter ended December 31, 2007, $9,000,000 for the fiscal quarter ended March 31, 2008, and $9,000,000 for the fiscal quarter ended June 30, 2008.
     “Fee Letter” shall mean the Schedule of Fees dated as of January 16, 2009, among Holdings, the Borrower and the Agents.
     “Loan Documents” shall mean this Agreement, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e) (other than for purposes of Section 9.08), the Security Documents, the Intercreditor Agreement, the L/C Reimbursement Subordination Agreement (as defined in the First Amendment) and the Unwind Letter of Direction (as defined in the First Amendment).
     “Loans” shall mean (a) prior to the Crack Spread Hedge Unwind Date, the Original Loans made by the Lenders to the Borrower pursuant to Section 2.01, and (b) on and after the Crack Spread Hedge Unwind Date, collectively, the Tranche A Loans and the Tranche B Loans.
     “Net Cash Provided by Operating Activities” shall mean, for any period, (a) “Net Cash Provided by Operating Activities” of the Borrower and its consolidated subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding (i) any Net Cash Proceeds attributable to Prepayment Events, (ii) insurance proceeds received in respect of any Casualty, (iii) Condemnation Proceeds received in respect of any Condemnation, and (iv) any Unwind Proceeds, plus (b) the sum of, without duplication and to the extent not included in determining Net Cash Provided by Operating Activities for such period pursuant to clause (a) above, (i) the aggregate amount of all cash proceeds received by the Borrower or any of its consolidated subsidiaries during such period pursuant to the Crack Spread Hedging Agreement (other than any Unwind Proceeds) or any other Hedging Agreement (other than in respect of any termination (in whole or in part) thereof) and (ii) the aggregate amount of all cash proceeds received by the Borrower or any of its consolidated subsidiaries during such period pursuant to the indemnification or purchase price adjustment provisions of the Stock Purchase Agreement.
     “Prime Rate” shall mean the rate of interest per annum announced from time to time by Wells Fargo Bank, National Association as its prime rate in effect at its principal office in Minneapolis, Minnesota. Each change in the Prime Rate shall be effective from and including the date such change is announced as being effective.
     3. The definition of “Consolidated EBITDA” in Section 1.01 of the Term Loan Agreement is hereby amended by amending and restating in its entirety the second proviso in the first sentence of such definition to read as follows:
“provided further that Consolidated EBITDA for any period shall be calculated to exclude, to the extent otherwise reflected in Consolidated Net Income for such period, (x) any unrealized non-cash gain or loss for such period in respect of Hedging Agreements resulting from the application of the Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”, or a successor thereto, and the related tax effects and (y) any Unwind Proceeds.”

Exhibit A- 7

     4. Clause (A) of subclause (b)(iv) of the definition of “Excess Cash Flow” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(A) Loans repaid by the Borrower during such Sweep Period, excluding prepayments of Loans made with any of the Unwind Proceeds or Crack Spread Hedging Cash Collateral and excluding prepayments of Loans under Sections 2.12 and 2.13,”
     5. Clause (a) of the definition of “Indebtedness” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(a) all obligations of such person for borrowed money or with respect to deposits or advances by other persons of any kind (including, without limitation, and for the avoidance of doubt, any obligations under the Permitted ABL Facility),”
     6. The definition of “Prepayment Event” in Section 1.01 of the Term Loan Agreement is hereby amended by (i) replacing the word “and” immediately after subclause (d)(ii) thereof with a comma and (ii) replacing the period at the end of clause (d) thereof with the following:
“(iv) the issuance, on terms and conditions satisfactory to the Required Lenders, of Equity Interests by Holdings or the Borrower to Parent or any subsidiary of Parent, in consideration for some or all of the Required Equity Contribution, (v) the issuance of Equity Interests by Holdings to the person that is obligated to reimburse the issuer for any drawings under the Crude Oil Supplier L/C or Additional Supplier L/Cs in accordance with the proviso at the end of the first sentence in Section 5.14, (vi) the issuance of Equity Interests by Holdings to the person that is obligated to reimburse the issuer for any drawings under the Supporting Letter of Credit in accordance with paragraph (e) of Section 6.19, or (vii) the issuance of Equity Interests by the Borrower to Holdings in consideration for a capital contribution by Holdings to the Borrower in accordance with (A) the proviso at the end of the first sentence in Section 5.14 or (B) paragraph (e) of Section 6.19, as applicable.”
     7. Section 2.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
     SECTION 2.01. Commitments and Loans. On the Effective Date, each Lender made a loan in dollars to the Borrower in a principal amount not exceeding such Lender’s Commitment (the “Original Loans”). Notwithstanding anything to the contrary contained herein (and without affecting any other provision hereof), the funded portion of each Original Loan made on the Effective Date (i.e., the amount advanced in cash to the Borrower on the Effective Date) was equal to 96.0% of the principal amount of such Loan (it being agreed that the Borrower shall be obligated to repay 100.0% of the principal amount of each such Loan as provided hereunder). On the Crack Spread Hedge Unwind Date, 100% of the then outstanding principal balance of the Original Loans will be deemed to be divided, without further action by any Lender or the Borrower, into two separate tranches as follows, in each case on a pro rata basis according to the outstanding principal amount of the Original Loans owed to each of the Lenders: (i) an aggregate

Exhibit A- 8

principal amount of the Original Loans equal to the Retained Unwind Proceeds shall be deemed to be Tranche A Loans to the Borrower in an aggregate principal amount equal to the amount of the Retained Unwind Proceeds (the “Tranche A Loans”), and (ii) the remaining outstanding principal balance of the Original Loans shall be deemed to be Tranche B Loans to the Borrower in a principal amount equal to such outstanding principal balance (the “Tranche B Loans”). Amounts repaid or prepaid in respect of the Loans may not be reborrowed. Any promissory notes that, pursuant to Section 2.04(e), have been issued to a Lender to evidence the Loans payable to such Lender, shall, from and after the Crack Spread Hedge Unwind Date, evidence the obligation of the Borrower to pay the sum of the Tranche A Loans and the Tranche B Loans owed by the Borrower hereunder, notwithstanding that such promissory notes do not reference the Tranche A Loans or the Tranche B Loans or the respective proportions of the Loans represented by them.
     8. Section 2.06(c) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows, and the following Sections 2.06(d) and 2.06(e) are added to the Term Loan Agreement after Section 2.06(c) thereof:
     “(c) Interest on each Loan shall be due and payable in arrears in cash on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Agreement. Notwithstanding the foregoing, but subject to Sections 2.06(d), 2.06(e) and 2.07:
     (i) Payment of Interest on Original Loans and Tranche B Loans. (A) prior to the Crack Spread Hedge Unwind Date (i.e. before the Original Loans are divided into Tranche A Loans and Tranche B Loans), with respect to any of the Original Loans, and (B) on or after the Crack Spread Hedge Unwind Date and before the Applicable Margin Covenant Compliance Date, with respect to the Tranche B Loans only, in lieu of making the entire interest payment due and payable on any Interest Payment Date in cash on the Original Loans prior to the Crack Spread Hedge Unwind Date or on the Tranche B Loans on or after the Crack Spread Hedge Unwind Date and before the Applicable Margin Covenant Compliance Date, the Borrower may (at its option) pay, in cash, on such Interest Payment Date the Cash Interest Amount and pay the balance of the accrued interest that is due and payable on such Interest Payment Date in respect of the Original Loans or the Tranche B Loans (as applicable) (“Capitalized Interest Amount”) by adding such Capitalized Interest Amount to the outstanding principal amount of the Original Loans (before the Crack Spread Hedge Unwind Date) or to the outstanding principal amount of the Tranche B Loans (on or after the Crack Spread Hedge Unwind Date and before the Applicable Margin Covenant Compliance Date). In order to exercise the option (the “Capitalized Interest Option”) to pay, on a specified Interest Payment Date, the Cash Interest Amount in cash and to have the balance of such accrued interest be added to the principal of the Original Loans (or, on or after the Crack Spread Hedge Unwind Date and before the Applicable Margin Covenant Compliance Date, to the Tranche B Loans) as a Capitalized Interest Amount, the Borrower shall give notice to the Administrative Agent on or before the applicable Interest Payment Date that the Borrower has exercised such option. Upon being added to the

Exhibit A- 9

principal amount of the Original Loans (and, if added to the principal of the Tranche B Loans on or after the Crack Spread Hedge Unwind Date and before the Applicable Margin Covenant Compliance Date, to the Tranche B Loans) on any such Interest Payment Date, each such Capitalized Interest Amount shall be considered principal of the Original Loans or Tranche B Loans, as applicable, for all purposes under this Agreement, which amount shall be due and payable on the Maturity Date (or such earlier date as the principal of the Loans may become due and payable pursuant to Article VII). Each Capitalized Interest Amount shall accrue interest beginning on and including the Interest Payment Date on which such Capitalized Interest Amount is added to the principal amount of the Original Loans or Tranche B Loans, as applicable, which interest shall accrue and be paid, together with the interest on the remaining principal amount of the Original Loans or Tranche B Loans, as applicable, in accordance with the terms of this Agreement. For the avoidance of doubt, all interest that is payable on or after the Applicable Margin Covenant Compliance Date on the Tranche B Loans is payable in full in cash.
     (ii) Payment of Interest on Tranche A Loans. On and after the Crack Spread Hedge Unwind Date, with respect to the Tranche A Loans only, in lieu of making the entire interest payment due and payable on any Interest Payment Date in cash on the Tranche A Loans, the Borrower may (at its option) pay, in cash, on such Interest Payment Date the Tranche A Cash Interest Amount and pay the balance of the accrued interest that is due and payable on such Interest Payment Date in respect of the Tranche A Loans (“Tranche A Capitalized Interest Amount”) by adding such Tranche A Capitalized Interest Amount to the outstanding principal amount of the Tranche A Loans. In order to exercise the option (the “Tranche A Capitalized Interest Option”) to pay, on a specified Interest Payment Date, the Tranche A Cash Interest Amount in cash and to have the balance of such accrued interest be added to the principal of the Tranche A Loans as a Tranche A Capitalized Interest Amount, the Borrower shall give notice to the Administrative Agent on or before the applicable Interest Payment Date that the Borrower has exercised such option. Upon being added to the principal amount of the Tranche A Loans on any such Interest Payment Date, each such Tranche A Capitalized Interest Amount shall be considered principal of the Tranche A Loans for all purposes under this Agreement, which amount shall be due and payable on the Maturity Date (or such earlier date as the principal of the Loans may become due and payable pursuant to Article VII). Each Tranche A Capitalized Interest Amount shall accrue interest beginning on and including the Interest Payment Date on which such Tranche A Capitalized Interest Amount is added to the principal amount of the Tranche A Loans, which interest shall accrue and be paid, together with the interest on the remaining principal amount of the Tranche A Loans in accordance with the terms of this Agreement.
     (d) The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Exhibit A- 10

     (e) Notwithstanding the provisions of Section 2.06(c), (i) at any time when a Default or an Event of Default has occurred and is continuing, even if otherwise permitted by the provisions of Section 2.06(c), the Borrower shall not have the option of (A) paying the Cash Interest Amount in cash and adding the Capitalized Interest Amount to the principal of the Original Loans or Tranche B Loans, as applicable, or (B) paying the Tranche A Cash Interest Amount in cash and adding the Tranche A Capitalized Interest Amount to the principal of the Tranche A Loans, but rather shall be required to pay all accrued interest in cash on each Interest Payment Date with respect thereto, and (ii) all accrued and unpaid interest on the date that the entire then outstanding principal amount of the Loans becomes due and payable, including interest on all Capitalized Interest Amounts and Tranche A Capitalized Interest Amounts, whether the principal amount becomes due and payable on the Maturity Date, by acceleration of the Loans or otherwise, shall be due and payable in full in cash on such date (and all interest accruing thereafter shall be payable in cash on demand).”
     9. Section 2.11 of the Term Loan Agreement is hereby amended by inserting the following new subsection 2.11(f) at the end of such subsection 2.11:
     “(f) On and after the Crack Spread Hedge Unwind Date, all principal repayments pursuant to this Section shall be applied against the outstanding principal balance of the Tranche A Loans and, if there are no outstanding principal amounts of the Tranche A Loans, then to reduce the outstanding principal balance of the Tranche B Loans.”
     10. Section 2.12(c) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follow:
     “(c) (i) As provided in Section 5.11, all of the Unwind Proceeds and the released Crack Spread Hedging Cash Collateral delivered to the Administrative Agent for application to the outstanding Loans will be deemed to be prepayments pursuant to this Section 2.12 and will be applied first pro rata to the scheduled installments of principal due in 2009 and thereafter pro rata to the remaining scheduled installments of principal due in respect of the Loans on and after March 31, 2010 under Section 2.11, and (ii) all other prepayments pursuant to this Section 2.12 shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Loans under Section 2.11, provided that, with respect to clauses (i) and (ii) of this clause (c), in accordance with Section 2.11, any such application on and after the Crack Spread Hedge Unwind Date to such scheduled installments will be applied first against the Tranche A Loans until the Tranche A Loans have been paid in full, and thereafter will be applied against the Tranche B Loans. ”
     11. Subclause (i) of Section 2.13(b) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “(i) 100.0% of Excess Cash Flow for such Sweep Period less”
     12. Section 2.13(d) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follow:

Exhibit A - 11

     “(d) Any prepayment pursuant to this Section shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Loans under Section 2.11, provided that, in accordance with Section 2.11, any such application on and after the Crack Spread Hedge Unwind Date to such scheduled installments will be applied first against the Tranche A Loans until the Tranche A Loans have been paid in full, and thereafter will be applied against the Tranche B Loans. ”
     13. Section 2.13(e) of the Term Loan Agreement is hereby amended by deleting “$250,000” both times that it appears and substituting therefor in each such place “$50,000.”
     14. The first sentence of Section 2.13(f) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
“The Borrower shall deliver to the Administrative Agent, (i) at the time of each prepayment required under this Section 2.13, a certificate signed by a Financial Officer of each of Holdings and the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment, and (ii) to the extent practicable, at least five Business Days’ (but in any event no less than three Business Days’) prior written or fax notice of such prepayment.”
     15. The first sentence of Section 2.19(a) of the Term Loan Agreement is amended and restated in its entirety to read as follows:
“The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 p.m., New York City time, on the date when due in immediately available dollars (other than any Capitalized Interest Amount or Tranche A Capitalized Interest Amount in accordance with Section 2.06 of this Agreement), without setoff, defense or counterclaim.”
     16. Section 5.04 of the Term Loan Agreement is amended by (i) deleting the word “and” immediately after clause (j) thereof, (ii) replacing the period immediately after clause (k) thereof with a semicolon, and (iii) adding after such clause (k) the following new clauses (l) and (m):
     “(l) within 30 days after the end of each calendar month ending after the First Amendment Effective Date (commencing with the calendar month ending March 31, 2009), (i) its consolidated balance sheet and related consolidated statements of income and cash flows, showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such calendar month and the results of their operations and cash flows for such calendar month and the then elapsed portion of the fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) an operating report prepared by the Borrower in the ordinary course of business for and as at the end of the preceding month containing the information set forth on Exhibit H hereto, (iii) copies of all borrowing base certificates (or similar reports or certificates) delivered

Exhibit A - 12

pursuant to the Permitted ABL Facility during the month in which the documents described in clauses (i) and (ii) of this clause (l) are delivered, including the borrowing base certificate that is in effect as of the date the financial statements described in clause (i) above are delivered to the Administrative Agent, and (iv) upon receipt of a request signed by the Majority Lenders, copies of all supporting documentation for any one of the borrowing base certificates delivered pursuant to clause (iii) of this clause (l) (other than the borrowing base certificate that is in effect as of the date the financial statements described in clause (i) above are delivered to the Administrative Agent), provided that, if the Borrower is seeking to have the Supporting Letter of Credit reduced or terminated based on the calculation of Availability (as defined in the Revolving Credit Agreement, as in effect on the date hereof) set forth in any borrowing base certificate (including the borrowing base certificate that is in effect as of the date the financial statements described in clause (i) above are delivered to the Administrative Agent), the Borrower will give prompt notice thereof to the Administrative Agent and, upon receiving a request signed by the Majority Lenders, the Borrower will promptly provide supporting documentation in respect of such borrowing base certificate (including, if applicable, in respect of the borrowing base certificate that is in effect as of the date the financial statements described in clause (i) above are delivered to the Administrative Agent) in form and detail satisfactory to the Majority Lenders; and
     (m) promptly after a request therefor by any Lender, copies of any Hedging Agreement described on the most recent monthly operating report delivered pursuant to subclause (l)(ii) above and/or any trade confirmations executed in connection therewith.”
     17. Section 5.11 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “SECTION 5.11. Crack Spread Hedging Agreement. The Borrower will, on or prior to the First Amendment Effective Date, (a) commence to completely unwind and terminate the Crack Spread Hedging Agreement, and cause the Crack Spread Hedging Agreement to be completely unwound and terminated and (b) cause the Unwind Proceeds and the Crack Spread Hedging Cash Collateral to be distributed and provided in full directly to the Administrative Agent, for the benefit of the Lenders, or to the ABL Agent, for the benefit of the Borrower, in each case as further described below, within six (6) weeks from the First Amendment Effective Date; provided that if there shall be any material market disruption in the market for Hydrocarbon Agreements which extends beyond such six (6) week period and has a material adverse effect on the Borrower’s ability to effect the unwind and termination of the Crack Spread Hedging Agreement, such six (6) week period shall be extended on a day-to-day basis during the pendency of such disruption for a period not to exceed an additional four (4) weeks. The Borrower shall (x) consult with the Steering Committee on an ongoing basis as to the status of the unwinding of the Crack Spread Hedging Agreement, (y) provide to the Steering Committee copies of all trade confirmations executed and/or delivered in connection with the unwinding of the Crack Spread Hedging Agreement, and (z) provide updates on the progress thereof upon request of any member of the Steering Committee. As a condition precedent to the unwind of the Crack Spread Hedging Agreement, the Borrower, the Administrative Agent and the ABL Agent shall have given, pursuant to the Unwind

Exhibit A - 13

Letter of Direction, irrevocable instructions (which, notwithstanding any provision in the Loan Documents (including the Intercreditor Agreement) to the contrary, shall not be subject to or affected by any default or event of default under the Term Loan Agreement or the Permitted ABL Facility, or any notice with respect thereto) to the Crack Spread Hedging Counterparty (I) to, within three business days of the First Amendment Effective Date, cause the Crack Spread Hedging Cash Collateral to be distributed to the Administrative Agent to be applied in accordance with Section 2.12 hereof to the prepayment of the Loans, and (II) to distribute the Unwind Proceeds as follows:
     First, an amount up to $45,400,000 of the Unwind Proceeds will be distributed to the Administrative Agent to be applied in accordance with Section 2.12 hereof to the prepayment of the Loans;
     Second, an amount up to $25,000,000 of the Unwind Proceeds will be distributed to the ABL Agent to be applied to the Permitted ABL Facility in accordance with the terms of the Permitted ABL Facility Amendment (as defined in the First Amendment);
     Third, an amount up to $25,000,000 of the Unwind Proceeds will be distributed to the Administrative Agent to be applied in accordance with Section 2.12 hereof to the prepayment of the Loans;
     Fourth, an amount up to $25,000,000 of the Unwind Proceeds will be distributed to the ABL Agent to be applied to the Permitted ABL Facility in accordance with the terms of the Permitted ABL Facility Amendment (as defined in the First Amendment) (any amounts distributed to the ABL Agent pursuant to clause Second and clause Fourth hereof are referred to herein as the “Retained Unwind Proceeds”); and
     Fifth, all remaining Unwind Proceeds will be distributed to the Administrative Agent to be applied in accordance with Section 2.12 hereof to the prepayment of the Loans.
     The Borrower shall cause the Crack Spread Hedging Counterparty to promptly, and in any event within 5 Business Days of any settlement, termination or unwinding of any portion of the Crack Spread Hedging Agreement (but in any event not later than the same day as the Borrower would have otherwise been entitled to receive such amounts absent this Section 5.11), pay all Unwind Proceeds arising in connection with any such settlement, termination or unwinding directly to the Administrative Agent or the ABL Agent as provided above. The Borrower shall also cause the Crack Spread Hedging Counterparty to promptly, and in any event within 3 Business Days of the First Amendment Effective Date (but in any event not later than the same day as the Borrower would have otherwise been entitled to receive such amounts absent this Section 5.11), pay the Crack Spread Hedging Cash Collateral directly to the Administrative Agent.
     The Unwind Proceeds and the released Crack Spread Hedging Cash Collateral delivered to the Administrative Agent for application to the outstanding Loans as provided above will be deemed to be prepayments pursuant to Section 2.12 and will be

Exhibit A - 14

applied, first, pro rata to the remaining scheduled installments of principal due in 2009 and, thereafter, pro rata to the remaining scheduled installments of principal due in respect of the Loans on and after March 31, 2010 under Section 2.11.
     Any amounts owing to the Crack Spread Hedging Counterparty as a result of the exercise of any set-off rights or as a result of the unwinding of any hedging arrangements with such Crack Spread Hedging Counterparty or its Affiliates shall either (a) be applied against and reduce the Retained Unwind Proceeds payable to the ABL Agent for the benefit of the Borrower on a dollar-for-dollar basis by the amount thereof, or (b) otherwise be paid by the Borrower. In no event shall any such amounts be payable out of the Unwind Proceeds that are payable to the Lenders as provided above or out of the Crack Spread Hedging Cash Collateral.
     Each of the Lenders acknowledges that (a) the Borrower has not given any guarantee as to the ultimate amount of the Unwind Proceeds to be realized upon the unwinding of the Crack Spread Hedging Agreement, and (b) the Borrower may effect the unwinding of the Crack Spread Hedging Agreement in one or a series of transactions as determined in its sole discretion following consultation with the Steering Committee in accordance with Section 5.11.”
     18. Article V of the Term Loan Agreement is amended by adding the following new Sections 5.13 and 5.14 after Section 5.12:
     “SECTION 5.13. Retention of Financial Advisor. For a period extending from the First Amendment Effective Date through June 30, 2010, the Administrative Agent or counsel to the Administrative Agent may retain a financial advisor, selected by the Required Lenders and reasonably acceptable to the Borrower, for purposes of reviewing documents and information related to Holdings and its Subsidiaries provided to the Lenders pursuant to the terms of this Agreement and providing analyses and reports to the Lenders with respect thereto. The Borrower will fully cooperate with such financial advisor and will promptly respond to all reasonable requests for information, documents and analyses relating to Holdings and its Subsidiaries from any such advisor, the Administrative Agent or any Lender in accordance with the terms of this Agreement. The financial adviser may prepare a receipts and disbursements forecast (and comparison of the forecast to actual receipts and disbursements) for any fiscal quarter based on information the Borrower is obligated to provide pursuant to Section 5.04 of this Agreement. The Borrower will promptly pay, as and when due, all reasonable and documented fees, expenses and other amounts payable to such financial advisor from time to time pursuant to any engagement agreement entered into between any such financial advisor and the Administrative Agent or counsel to the Administrative Agent.
     SECTION 5.14. Delivery and Maintenance of Supplier Letters of Credit. At all times during the period extending from the First Amendment Effective Date through the Post-First Amendment Compliance Date, the Borrower will maintain in effect (a) the Crude Oil Supplier L/C (unless replaced, reduced or terminated as provided below or unless drawn upon by the beneficiary thereof, to the extent of such draw), and (b) the Additional Supplier L/Cs (unless replaced, reduced or terminated as provided below or unless drawn upon by the beneficiary thereof, to the extent of such draw), provided,

Exhibit A - 15

however, that the Crude Oil Supplier L/C and/or the Additional Supplier L/Cs may be terminated at any time upon delivery by any person that is obligated to reimburse the issuer for any drawings under such letter of credit to Holdings of cash in the amount of the Crude Oil Supplier L/C and/or the Additional Supplier L/Cs, as the case may be, that is being terminated, in exchange for the issuance by Holdings of shares of its preferred stock having the same terms and conditions as the shares of preferred stock of Holdings that are outstanding on the First Amendment Effective Date, so long as, contemporaneously upon receipt of such cash, Holdings transfers such cash to the Borrower as a capital contribution to the Borrower. The Borrower will provide the Administrative Agent and the Lenders with a copy of (i) any Additional Supplier L/C promptly upon the issuance thereof, (ii) any amendment or modification of the Crude Oil Supplier L/C or any Additional Supplier L/C or any replacement thereof, none of which shall cause the applicable letter of credit to cease to come within the definition of a Crude Oil Supplier L/C or Additional Supplier L/C, as applicable.”
     19. Clause (f) of Section 6.01 of the Term Loan Agreement is hereby amended by (i) replacing the semicolon at the end of such clause with a comma, and (ii) adding the following to the end of such clause (f):
“and provided further that no Indebtedness may be created or incurred pursuant to this clause (f) on or after the First Amendment Effective Date;”
     20. Clause (m) of Section 6.01 of the Term Loan Agreement is hereby amended by (i) replacing the period at the end of such clause with a semicolon, and (ii) adding the following to the end of such clause (f):
“provided that no Indebtedness may be created or incurred pursuant to this clause (m) on or after the First Amendment Effective Date;”
     21. The following two sentences are hereby added to the end of Section 6.08(a) of the Term Loan Agreement:
“Notwithstanding the foregoing provisions of this Section 6.08(a), (x) neither Holdings nor any Subsidiary will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment between January 1, 2009 and the first date (the “Restricted Payments Compliance Date”) after the First Amendment Effective Date on which (1) no Event of Default has occurred and is continuing, (2) the Borrower furnishes to the Administrative Agent financial statements and a Compliance Certificate pursuant to Section 5.04 evidencing and certifying that the Borrower is in compliance with the Original Financial Covenants on (and for the period of four consecutive fiscal quarters ending on) the last day of a fiscal quarter ending after the First Amendment Effective Date, and (3) the Tranche A Loans, together with all interest accrued thereon, shall have been repaid in full in cash; provided that, prior to the Restricted Payments Compliance Date, (i) any Subsidiary (other than the Borrower) may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Equity Interests, ratably to the holders of such Equity Interests, (ii) so long as no Event of Default has occurred and is continuing, the Borrower may

Exhibit A - 16

make payments in cash to Holdings on account of Parent’s corporate expense allocation to Holdings and the Subsidiaries for periods from and after January 1, 2009, the amount of such payments not to exceed $7,500,000 during any fiscal year of the Borrower, which amounts shall be paid in monthly or quarterly installments on such amounts as have accrued on a pro rata basis for such portion of such fiscal year, on or after the date on which the Borrower shall have furnished to the Administrative Agent (A) with respect to any payment of any quarterly installment, financial statements and a Compliance Certificate pursuant to Section 5.04 evidencing and certifying that the Borrower is in compliance with the financial covenants set forth in Sections 6.13, 6.14 and 6.15 on (and for the period of four consecutive fiscal quarters ending on) the last day of the fiscal quarter then most recently ended, and (B) with respect to any payment of any monthly installment (or any payment covering multiple consecutive monthly installments), financial statements evidencing that the Borrower is in compliance with the financial covenants set forth in Sections 6.13, 6.14 and 6.15 on (and for the period of twelve consecutive months ending on) the last day of the calendar month then most recently ended (calculated as if such month end was the last day of a fiscal quarter), and (iii) Holdings may make payments to Parent and its Affiliates in cash in an aggregate amount not exceeding the aggregate amount of the payments received by Holdings from the Borrower pursuant to the foregoing subclause (ii) of this clause (x), and (y) after the Restricted Payments Compliance Date, if no Event of Default has occurred and is continuing, then the Borrower or Holdings, as applicable, may make such Restricted Payments as the Borrower or Holdings would have been permitted to make under this Section 6.08(a) prior to the Restricted Payments Compliance Date but for the provisions of this sentence (it being understood that the Restricted Payments, if any, that are made between January 1, 2009 and the Restricted Payments Compliance Date pursuant to this sentence will be applied toward the maximum amounts of Restricted Payments permitted to be made under this clause (y) after the Restricted Payments Compliance Date and will therefore reduce such permitted amount of Restricted Payments that may be made under this clause (y)).”
     22. Clause (c) of Section 6.08 of the Term Loan Agreement is hereby amended and restated in its entirety as follows:
     “(c) Notwithstanding anything herein to the contrary, (i) neither Holdings nor any Subsidiary will, directly or indirectly, make, or consent to any of its assets being applied by way of setoff, counterclaim or right of recoupment toward the payment of, any payments to the Seller or any of its Affiliates in respect of the obligations owed under the Earnout Agreement (“Earnout Payments”) with respect to any Earnout Year (as defined in the Earnout Agreement) ending after 2009 unless (A) at the time of and immediately after giving effect to such Earnout Payment, no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) at least two Business Days before making any such Earnout Payment, the Borrower has provided to the Administrative Agent the financial statements and Compliance Certificate pursuant to Section 5.04 that evidence and certify to the compliance by the Borrower with the covenants set forth in Sections 6.13, 6.14 and 6.15 as of the end of (and for the most recent four fiscal quarters ending at) the most recent fiscal quarter ending before the due date of such Earnout Payment.

Exhibit A - 17

     23. Section 6.12 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “SECTION 6.12. Amendment of Material Documents. Neither Holdings nor any Subsidiary will (a)(i) amend, restate, supplement or otherwise modify its certificate of incorporation, bylaws or other organizational documents or (ii) amend, restate, supplement or otherwise modify, or waive any of its rights under, or terminate prior to the stated termination thereof or release, the Offtake Agreement, in each case to the extent any of the foregoing could reasonably be expected to be adverse in any material respect to Holdings and the Subsidiaries or to the interests of the Lenders, or (b) except with respect solely to the exercise of certain “flex rights” as and to the extent such rights are in effect with respect to the Revolving Credit Agreement as in effect on the First Amendment Effective Date, amend, restate, supplement or otherwise modify any Revolving Loan Document or any other definitive documentation for the Permitted ABL Facility, to the extent any of the foregoing, could reasonably be expected to (i) materially impair (A) the rights of or benefits available to the Lenders under any Loan Document in respect of any payment obligation of any Loan Party thereunder or (B) the ability of any Loan Party to perform any of its obligations under any Loan Document, or (ii) reduce Availability (as defined in the Revolving Credit Agreement, as in effect on the First Amendment Effective Date) under the Revolving Credit Agreement or any component thereof.”
     24. Section 6.13 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “SECTION 6.13. Debt Service Coverage Ratio. The Borrower will not permit the ratio of (a) Cash Available for Debt Service to (b) Debt Service Payments, in each case for any period of four consecutive fiscal quarters ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

Period	Ratio
From the Effective Date through December 31, 2010	1.00 to 1.00

From January 1, 2011 through December 31, 2011	1.50 to 1.00

From January 1, 2012 through the Maturity Date	1.75 to 1.00
     25. Section 6.14 of the Term Loan Agreement is amended and restated in its entirety to read as follows:
     “SECTION 6.14. Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during any period set forth below to exceed the ratio set forth opposite such period:

Exhibit A - 18

Period	Ratio
From the Effective Date through June 30, 2009	5.00 to 1.00

From July 1, 2009 through September 30, 2009	4.50 to 1.00

From October 1, 2009 through December 31, 2009	5.00 to 1.00

From January 1, 2010 through March 31, 2010	4.10 to 1.00

From April 1, 2010 through June 30, 2010	4.00 to 1.00

From July 1, 2010 through December 31, 2010	3.50 to 1.00

From January 1, 2011 through the Maturity Date	1.00 to 1.00
     26. Section 6.15 of the Term Loan Agreement is amended and restated in its entirety to read as follows:
     “SECTION 6.15. Capital Expenditures. Neither Holdings nor any Subsidiary will make any Capital Expenditures; provided that the Borrower and its subsidiaries may make (a) maintenance Capital Expenditures made (i) during the period from the Effective Date to December 31, 2008, not exceeding $10,000,000 in the aggregate and (ii) during any fiscal year of the Borrower ending after December 31, 2008, not exceeding $17,500,000 in the aggregate in any such fiscal year, and (b) turnaround Capital Expenditures made (i) during the fiscal year of the Borrower ending on December 31, 2009, not exceeding $22,500,000 in the aggregate, and (ii) during the period from October 1, 2012 to March 31, 2014, not exceeding $26,500,000 in the aggregate; provided that, if in any period specified in this clause (b) the Borrower and its subsidiaries in the aggregate do not make the entire amount of turnaround Capital Expenditures permitted for such period by this clause (b), such unutilized amount may be utilized during the first six months after the end of such period but not at any time thereafter; and provided further that, notwithstanding the foregoing, at any time on or after the Applicable Margin Covenant Compliance Date, the Borrower and its subsidiaries may make, in addition to the foregoing, any Capital Expenditure if (A) at the time of the making thereof, (1) no Default, Event of Default, ABL Availability Deficit or Debt Service Reserve Deficit shall have occurred and be continuing or would result therefrom and (2) the Deferred Excess Cash Flow amount is not greater than zero, and (B) the amount of such Capital Expenditure shall not exceed the Retained Amount at the time of the making thereof.”
     27. Article VI of the Term Loan Agreement is amended by adding the following new Section 6.19 after Section 6.18 thereof:

Exhibit A - 19

     “SECTION 6.19. Supporting Letter of Credit. (a) Section 10.1.14 of the Revolving Credit Agreement (as in effect on the First Amendment Effective Date) will not be amended, waived, terminated or otherwise modified prior to December 31, 2010, and neither Holdings nor any Subsidiary will seek, accept, consent or agree to any waiver, termination, amendment or modification thereof, in each case prior to December 31, 2010, without the prior written consent of the Required Lenders.
     (b) Notwithstanding anything contained in the Revolving Credit Agreement to the contrary, in the event the conditions in the proviso in clause (d) of Section 10.1.14 of the Revolving Credit Agreement (as in effect on the First Amendment Effective Date) to the Borrower’s right to reduce or terminate the Supporting Letters of Credit have been satisfied under the terms of Section 10.1.14 of the Revolving Credit Agreement (as in effect on the First Amendment Effective Date) at any time prior to December 31, 2010, the Borrower will not effect or cause to occur and will not seek, accept, consent or agree to any release, reduction or termination of the Supporting Letter of Credit unless the average daily Availability (as defined in the Revolving Credit Agreement as in effect on the First Amendment Effective Date) for purposes of clause (d) of such Section 10.1.14 for the calendar month most recently ended month prior to such reduction or termination shall be greater, after giving effect to such reduction or termination, than the sum of (i) $40,000,000, plus (ii) the aggregate principal amount of Tranche A Loans then outstanding.
     (c) The Borrower hereby acknowledges and agrees that, as of the First Amendment Effective Date, Section 10.1.14 of the Revolving Credit requires the Borrower to maintain the stated amount of the Supporting Letter of Credit in an amount of at least $66,000,000. A true, correct and complete list of each Supporting Letter of Credit outstanding on the First Amendment Effective Date is set forth on Exhibit D to the First Amendment.
     (d) The Borrower will promptly, and in any event within one (1) Business Day, notify the Administrative Agent and the Lenders if the aggregate stated amount of the Supporting Letter of Credit is at any time below $66,000,000 for any reason.”
     (e) Notwithstanding anything to the contrary in this Section 6.19, all or a portion of the Supporting Letter of Credit may be terminated at any time upon delivery by any person that is obligated to reimburse the issuer for any drawings under such letter of credit to Holdings of cash in the amount of such portion of the Supporting Letter of Credit that is being terminated in exchange for the issuance by Holdings of shares of its preferred stock having the same terms and conditions as the shares of preferred stock of Holdings that are outstanding on the First Amendment Effective Date, so long as, contemporaneously upon receipt of such cash, Holdings transfers such cash to Borrower as a capital contribution to Borrower.”
     28. Clauses (d) and (e) of Article VII (Events of Default) of the Term Loan Agreement are hereby amended and restated in their entirety to read as follows:
     “(d) default shall be made in the due observance or performance by Holdings or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a)

Exhibit A - 20

(with respect to Holdings and the Borrower only), 5.02(a), 5.02(b)(i), 5.02(c), 5.05, 5.07, 5.10, 5.11, 5.12, 5.13, or 5.14 or in Article VI;
     (e) default shall be made in the due observance or performance by Holdings or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date that a Responsible Officer of the Borrower has knowledge thereof or (ii) notice thereof is given by the Administrative Agent or any Lender to the Borrower (with a copy to the Administrative Agent in the case of any such notice from a Lender); provided that such notice and opportunity to cure shall not apply if the default or failure to observe or perform is not capable of being cured within such period or is a willful breach by Holding or any Subsidiary;”
     29. Clause (m) of Article VII (Events of Default) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “(m) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Loan Party shall assert that it has no further liability under any such Guarantee (other than as a result of the discharge of such Loan Party in accordance with the terms of the Loan Documents);”
     30. The word “or” is deleted from the end of clause (p) of Article VII (Events of Default) of the Term Loan Agreement and the following new clause (r) is hereby added to such Article VII after clause (q) thereof:
     “(r) the Borrower shall fail to receive by May 29, 2009 the last $15,000,000 of the Required Equity Contribution;”
     31. The last paragraph of Article VII (Events of Default) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
“then, and in every such event (other than an event with respect to Holdings or the Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Required Lenders may, or the Administrative Agent (at the direction of the Required Lenders) shall, by notice to Holdings and the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of Holdings or the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Holdings and the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings and the Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then

Exhibit A - 21

outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of Holdings or the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Holdings and the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.”
     32. The second paragraph in Article VIII (The Administrative Agent and the Collateral Agent) to the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “The person serving as Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such person and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, and generally engage in any kind of banking, trust, underwriting, or other business with, Holdings or any Subsidiary or Affiliate thereof as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders; provided, however, that in no event may such person act as the financial advisor or in any other advisory capacity to Holdings or any Subsidiary thereof.”
     33. The third paragraph in Article VIII (The Administrative Agent and the Collateral Agent) to the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in the Loan Documents); provided that neither Agent shall be required to take any action that, in its opinion, may expose such Agent to liability or that is contrary to any Loan Document or applicable law or would require either Agent to expend or risk its own funds or otherwise incur liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers if it believes in good faith that repayment of such funds or adequate security or indemnity against such risk or liability is not assured to it or is not sufficient, and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings or any Subsidiary or other Affiliate thereof that is communicated to or obtained by the person serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Unless otherwise excused as provided in this Article VIII, each Agent shall act on instructions received from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.08 or any other provision of

Exhibit A - 22

this Agreement or the Loan Documents) and such Agent shall not be liable for any action taken or not taken by it with the consent or at the request of such requisite Lenders or in the absence of its own gross negligence or willful misconduct. Either Agent may request instructions from the Lenders authorized to instruct such Agent under this Article VIII with respect to taking any discretionary action contemplated by this Agreement or any other Loan Document or with respect to any matter requiring action by such Agent pursuant to any provision of this Agreement or any other Loan Document that is, in the good faith determination of such Agent, silent or vague, and such Agent shall be entitled to refrain from taking such particular action unless and until it shall have received instructions from all such authorized Lenders and shall not incur any liability to any person for refraining to take any such action. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent or to confirm such Agent’s consent to, or satisfaction with, items expressly requiring its consent or satisfaction. The Administrative Agent will promptly notify the Lenders of its receipt of any written notice of any Default or of any Default of which the Administrative Agent has actual knowledge.”
     34. The sixth paragraph in Article VIII (The Administrative Agent and the Collateral Agent) to the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “Subject to the appointment and acceptance of a successor Agent as provided below, (a) either Agent may resign at any time by notifying the Lenders and the Borrower, and (b) the Required Lenders may remove either Agent at any time by giving notice of such removal to such Agent, the Borrower and the other Lenders. Upon receipt of any such notice of resignation, or at or after the time that the Required Lenders remove either Agent, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation or the Required Lenders elect to remove the Agent, then the retiring or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, with a combined capital and surplus of at least $500,000,000 provided that if the retiring Agent shall notify the Borrower and the Lenders that no successor Agent has accepted such appointment by a date that is 30 days following a retiring Administrative Agent’s notice of resignation, then such resignation shall nonetheless become effective in accordance with such notice and (x) the retiring Agent

Exhibit A - 23

shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until the earlier of a transfer of the collateral security to a Lender or a successor Agent which shall in any event be no later than 45 days following the retiring Agent’s resignation, unless an extension is agreed to by the retiring Agent; provided that any Lender or successor Agent to which any such collateral security is transferred shall hold such collateral security subject to the terms of the Intercreditor Agreement) and (y) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, such successor to serve in such capacity subject to the Intercreditor Agreement, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. The fees payable by Holdings and the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed by Holdings, the Borrower and such successor. After an Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring or removed Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.”
     35. The Article VIII (The Administrative Agent and the Collateral Agent) to the Term Loan Agreement is hereby amended by inserting the following new paragraph at the end thereof:
     “The parties hereto agree that, if any provision in this Article VIII is inconsistent with or contrary to any other provisions in this Agreement or any of the other Loan Documents relating to the rights, duties or obligations of the Agents, then the provisions of this Article VIII shall prevail as between the parties hereto.
     36. Clause (b) of Section 9.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “(b) if to the Administrative Agent, to Wells Fargo Bank, National Association, 625 Marquette Avenue, MAC N9311-110, Minneapolis, MN 55479, Attn: Kim Ngan T. Nguyen (e-mail: Kim.T.Nguyen@wellsfargo.com; Fax No. 612-667-9825); and”
     37. The first sentence of Section 9.04(b) of the Term Loan Agreement is hereby amended by inserting the following new clause (vi) at the end thereof:
“and (vi) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned (including, without limitation, an equal percentage of the Tranche A Loans and the Tranche B Loans owned by such assigning Lender), provided, however, that each such assignment on or after the Crack Spread

Exhibit A - 24

Hedge Unwind Date shall be of a constant, and not a varying, percentage of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Tranche A Loans and the Tranche B Loans.”
     38. Section 9.05(a) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “(a) Holdings and the Borrower agree, jointly and severally, to pay (i) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Arranger, and their Affiliates in connection with the arrangement and syndication of the credit facility provided for herein and the preparation and administration of this Agreement and the other Loan Documents, (ii) all out-of-pocket expenses (A) incurred by the Administrative Agent, the Collateral Agent, the Lenders and their Affiliates in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or (B) incurred by the Administrative Agent, the Collateral Agent, the Arranger or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the fees, charges and disbursements of (x) Bingham McCutchen LLP, counsel for the Administrative Agent, the Collateral Agent and certain of the Lenders, (y) Nixon Peabody LLP as special counsel for the Agents, and (z) in connection with any such enforcement or protection, any other counsel for the Administrative Agent, the Collateral Agent, the Arranger or any Lender.”
     39. Section 10.05(b) of the Term Loan Agreement is hereby amended by (a) inserting, immediately after the words “The Collateral Agent shall” in the current first sentence thereof, the words “, in such manner and substance as is directed in writing by the Required Lenders,” and (b) adding the following sentence to the beginning of such Section 10.05(b):
“Upon receiving any certificate from the Borrower pursuant to Section 10.05(a), the Collateral Agent shall promptly deliver a copy thereof to each of the Lenders.”
     40. Exhibit A to the Term Loan Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit C hereto.
     41. Exhibit H attached hereto is hereby added to the Term Loan Agreement as Exhibit H thereto.

Exhibit A - 25

EXHIBIT B
AMENDMENTS TO GUARANTEE AND COLLATERAL AGREEMENT
     1. The introductory paragraph of the Guarantee and Collateral Agreement is hereby amended and restated in its entirety to read as follows:
     “GUARANTEE AND COLLATERAL AGREEMENT dated as of July 3, 2008, among ALON REFINING LOUISIANA, INC., a corporation organized under the laws of the State of Delaware (“Holdings”); ALON REFINING KROTZ SPRINGS, INC., a corporation organized under the laws of the State of Delaware (the “Borrower”); Subsidiaries of Holdings that become party hereto after the date hereof (collectively, together with Holdings and the Borrower, the “Loan Parties”); and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as successor to Credit Suisse, Cayman Islands Branch, in its capacity the Collateral Agent.
     2. Each reference in the Guarantee and Collateral Agreement to “Credit Suisse”, “Credit Suisse, Cayman Islands Branch” or the “Collateral Agent” shall be deemed to refer to Wells Fargo Bank, National Association, as successor to Credit Suisse, Cayman Islands Branch, in its capacity the Collateral Agent.
     3. The definition of “Secured Obligations” in Section 1.02 of the Guarantee and Collateral Agreement is hereby amended and restated in its entirety to read as follows:
     “Secured Obligations” means (a) the Loan Document Obligations and (b) the due and punctual payment and performance of all obligations of Holdings or any Subsidiary under the Crack Spread Hedging Agreement.

Exhibit B - 1

EXHIBIT C
FORM OF ASSIGNMENT AND ACCEPTANCE
     This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Term Loan Agreement dated as of July 3, 2008, as amended by that certain First Amendment Agreement dated as of April 9, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ALON REFINING LOUISIANA, INC., a corporation organized under the laws of the State of Delaware, ALON REFINING KROTZ SPRINGS, INC., a corporation organized under the laws of the State of Delaware, the Lenders and WELLS FARGO BANK, National Association, as successor to Credit Suisse, Cayman Islands Branch in its capacity as Administrative Agent and Collateral Agent, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such Assignor’s outstanding rights and obligations under the facility identified below, and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.
1.	Name of Assignor:

2.	Name of Assignee:

3.	Borrower: Alon Refining Krotz Springs, Inc.

4.	Administrative Agent: Wells Fargo Bank, National Association, as Administrative Agent under the Credit Agreement.

Exhibit C - 1

5.	Credit Agreement: Credit Agreement dated as of July 3, 2008, among Alon Refining Louisiana, Inc., Alon Refining Krotz Springs, Inc., the Lenders and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent (as successor to Credit Suisse, Cayman Islands Branch in such capacity), as amended by that certain First Amendment Agreement dated as of April 9, 2009.

6.	Assigned Interest:

	Aggregate		Percentage Assigned
	Amount of		of Aggregate
	Commitments/	Amount of	Amount of
	Loans of all	Commitment/Loans	Commitments/Loans
Facility Assigned	Lenders	Assigned1 2	of all Lenders[3]
Term Loan	$	$		%

Effective Date:                     , 20___[TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].
          The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire (and all applicable tax documentation) in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Holdings, the Subsidiaries and its and their Related Parties and securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and State securities laws.

[1]	Shall be an integral multiple of, and not less than $1,000,000 (unless if less, the Administrative Agent agrees or the Assigned Amount is for the entire remaining amount of Assignor’s Commitment or Loans)

[2]	With respect to any assignment after the Crack Spread Hedge Unwind Date, the chart should also break down the assigned Loans by the amount thereof that are Tranche A Loans and the amount thereof that are Tranche B Loans.

[3]	Set forth, to at least nine decimals, as a percentage of Commitments/Loans of all Lenders thereunder

Exhibit C - 2

The terms set forth in this Assignment and Acceptance are hereby agreed to:

[NAME OF ASSIGNOR],
as Assignor,

by:
Name:
Title:

[NAME OF ASSIGNEE],
as Assignee,

by:
Name:
Title:

Exhibit C - 3

The undersigned hereby consent to the within assignment:

WELLS FARGO BANK, National Association,
As Administrative Agent,

by:

Name:
Title:

Exhibit C - 4

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
          1. Representations and Warranties.
          1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made by Holdings or any Subsidiary in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any collateral thereunder, (iii) the financial condition of Holdings or any Subsidiary or (iv) the performance or observance by Holdings or any Subsidiary of any of its obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received and/or had the opportunity to review a copy of the Credit Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, independently and without reliance on the Assignor, any Agent or any Lender, and (v) if it is a Foreign Lender, attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, and (b) agrees that (i) it will, independently and without reliance on the Assignor, any Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it hereby appoints and authorizes the Administrative Agent and Collateral Agent to take such action and to exercise such powers under any Loan Document as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit C - 5

          2. Payments. From and after the Effective Date, the Agents shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agents for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
          3. General Provisions. This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile transmission or other electronic imaging means shall be as effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be construed in accordance with and governed by the law of the State of New York.

EXHIBIT D
LIST OF
EXISTING SUPPORTING LETTERS OF CREDIT
1. Irrevocable Standby Letter of Credit Number 459-02-000070/9 dated June 26, 2008 issued by Bank Hapoalim in favor of Bank of America, N.A., as Beneficiary, for an amount not exceeding $20,000,000.
2. Irrevocable Standby Letter of Credit Number 459-02-000071/8 dated June 26, 2008 issued by Bank Hapoalim in favor of Bank of America, N.A., as Beneficiary, for an amount not exceeding $15,000,000.
3. Irrevocable Standby Letter of Credit Number 459-02-000069/2 dated June 26, 2008 issued by Bank Hapoalim in favor of Bank of America, N.A., as Beneficiary, for an amount not exceeding $20,000,000.
4. Irrevocable Standby Letter of Credit Number S300001108 dated July 3, 2008 issued by Bank Leumi USA in favor of Bank of America, N.A., as Beneficiary, for an amount not exceeding $11,000,000.

Exhibit D - 1

EXHIBIT E
DESCRIPTION OF HEDGING AGREEMENTS
1. Heating Oil/WTI Crack Hedges.
During the summer of 2008, the Borrower entered into a series of Heating Oil / WTI crack hedges (swaps) with the Crack Spread Hedging Counterparty covering the period between August 2008 and October 2009. Through March 2009, the Borrower and the Crack Spread Hedging Counterparty have settled expiring months by making / receiving monthly payments in accordance with the Crack Spread Hedging Agreement.
A schedule of the remaining open monthly positions and the corresponding swap price is presented below:
HO-WTI

Month	Swap Strike	Barrels per Day
Apr-09	$22.43	18,625
May-09	$21.50	18,625
Jun-09	$21.33	18,625
Jul-09	$21.71	18,625
Aug-09	$22.30	18,625
Sep-09	$22.96	18,625
Oct-09	$23.64	18,625
Nov-09	$24.27	18,625
Dec-09	$24.75	18,625
Jan-10	$24.57	18,625
Feb-10	$23.54	18,625
Mar-10	$21.52	18,625
Apr- 10	$19.37	18,625
May-10	$18.13	18,625
Jun-10	$18.01	18,625
Jul-10	$18.27	18,625
Aug-10	$18.78	13,625
Sep-10	$19.35	13,625
Oct-10	$19.92	13,625
The total mark-to-market value of these open positions as of April 8, 2009 was approximately $147 million due to the Borrower. This amount is subject to change as Heating Oil and WTI prices change.
2 SPR Hedges
As a result of Hurricanes Gustav and Ike in 2008, normal crude oil supplies to the Krotz Springs Refinery were disrupted and, until normal crude oil supplies could be reestablished, the Borrower made use of a Department of Energy program whereby the Borrower was able to receive crude oil from the Strategic Petroleum Reserve (“SPR”).

Exhibit E - 1

The Borrower received this crude from the SPR with the obligation to pay it back by delivering a similar quality and quantity (with certain premium barrels as described below) to the SPR in 2009. Through five separate contracts with the U.S. Department of Energy, the Borrower received 651,125 barrels of SPR crude in September and October of 2008 with the obligation to return 667,230 barrels of crude back to the SPR (according to a defined schedule) between March and May 2009.
Upon receipt of the SPR crude and concurrent with running the crude at the refinery, the Borrower entered into a Hedging Agreement with Credit Suisse Energy LLC (“Credit Suisse”) to hedge the cost of acquiring this 667,230 barrels of crude in 2009 relative to the value of the crude when it was processed by locking-in a swap price for WTI in April (255,000 barrels) and May (416,000 barrels) of 2009.
In March 2009, the Borrower extended the Hedging Agreements with Credit Suisse based on the then-current WTI market curve relationships between nearby WTI NYMEX futures (April and May 2009) and forward NYMEX futures (April and May 2010). As a result, the Borrower’s obligation to purchase crude to return to the SPR were hedged with swaps in April and May 2010 (255,000 barrels based on April 2010 WTI and 416,000 barrels based on May 2010 WTI).
On April 2, 2009, the Borrower closed out 238,000 barrels of the April 2010 SPR barrels hedge.
With respect to the remaining 17,000 barrels of the April 2010 position and the 416,000 barrels of the May 2010 position, Credit Suisse has agreed to provide the Borrower with open unsecured credit of $10,000,000 until December 31, 2009 and $7,500,000 following termination of the Crack Spread Hedging Agreement.
The total mark-to-market value of the remaining SPR swap positions as of April 8, 2009 was approximately ($14,155,700) due to Credit Suisse. This amount is subject to change as crude oil prices change.
3 EMPL LineFill Hedges
Related to the Borrower’s crude oil Supply Agreement with Chevron, Chevron owns the linefill in the Exxon Mobil Pipeline through the end of the term of that contract. Chevron acquired this linefill (from Valero, through the Borrower) in December 2008. There are two charges from Chevron to the Borrower related to their ownership of the linefill over the one year term of this Supply Agreement. Both of these charges will be settled in December 2009.
a) The first charge is an interest charge (5.25% per annum) of the value of the linefill. The Borrower estimates this charge will be $363,000.
b) The second charge is the difference between November 2009 WTI futures prices as set by contract on December 1, 2008 and the WTI Crude Market Average established for December 2008 (DEC WTI CMAA). This CMAA price was established from the daily averages between

Exhibit E - 2

December 1 to December 31, 2008. Because the November 2009 WTI futures is greater than the Dec 2008 CMAA (contango market) this difference will paid by Chevron to the Borrower.
As the November 2009 WTI price was contractually determined on a single day (December 1, 2008) and the DEC WTI CMAA was determined over 31 subsequent days, the Borrower entered into a Hedging Agreement (the EMPL LineFill Hedge) with Credit Suisse to effectively convert the 31 day WTI CMAA into a single price on 12/1 2008. This hedge, in combination with (b) above, has the effect of locking in a net payment between Chevron and the Borrower to the conditions that existed on December 1 2008.
Under the EMPL LineFill Hedge settlement the Borrower owes Credit Suisse $1,357,000 (plus interest) payable on May 7, 2009. Chevron will pay the Borrower $3,202,000 under (b) above in December 2009.
4. Other Borrower Hedges (Routine Hedges)
The Borrower routinely enters into Hedging Agreements associated with its barge purchases of FCC feedstocks, ultra-low sulfur diesel, and premium gasoline using NYMEX forward contracts (WTI, Heating Oil, RBOB respectively) using our NYMEX brokerage account established at Wachovia/PruBache (now Wells Fargo). The purpose of these hedges is to manage the price risk between date of purchase until the time the feed is processed or the product is sold across the rack. In all of these transactions the Borrower sells the NYMEX contracts on the date the acquired material is priced and closes out those contracts as the material is processed or product is sold. The typical hedge position is equal to the barge size (25,000 to 50,000 barrels) and the typical duration is between 10 and 30 days as that material is consumed or sold.
As of April 8, 2009 the total open positions under these hedges is that the Borrower is short 20,000 barrels of May 2009 Heating Oil with a mark-to-market value of $6,000 due to the Borrower and short 28,000 barrels of May 2009 RBOB with a mark-to-market value of $19,000 due to the Borrower. These amounts are subject to change as petroleum prices change.

Exhibit E - 3

EXHIBIT F
PERMITTED ABL FACILITY AMENDMENT
SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
     This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of April 9, 2009, among ALON REFINING KROTZ SPRINGS, INC. (the “Company”), as a Borrower, ALON REFINING LOUISIANA, INC. (“Holdings”), and BANK OF AMERICA, N.A. (“Bank of America”), as the Agent and as a Lender. Initially capitalized terms and phrases used but not defined in this Amendment have the respective meanings set forth in the Loan Agreement (as defined below), as amended hereby.
R E C I T A L S:
     A. WHEREAS, the Company, each other party joined thereto as a Borrower from time to time, Holdings, the Lenders party thereto from time to time, and the Agent executed that certain Loan and Security Agreement dated as of July 3, 2008 (as amended, supplemented, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed to make available to the Borrowers a revolving line of credit on the terms and conditions set forth therein; and
     B. WHEREAS, the Company, Holdings, the Lenders, and the Agent desire that the Loan Agreement be amended in certain respects in accordance with the terms of this Amendment.
     NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Recitals. The foregoing Recitals are accurate and are incorporated herein and made a part hereof for all purposes.
     2. Amendments to Loan Agreement. Subject to the terms and conditions set forth herein, as of the Second Amendment Effective Date (as defined below), the Loan Agreement is hereby amended as follows:
          (a) Amendment of Certain Definitions. The following definitions set forth in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:
“Applicable Margin: with respect to any Type of Loan or the Unused Line Fee, the margin set forth below, as determined by the Fixed Charge Coverage Ratio for the last Four Quarter Period:

			LIBOR	Standby	Documentary
	Fixed Charge	Base Rate	Revolver	Letters of	Letters of	Unused
Level	Coverage Ratio	Loans	Loans	Credit	Credit	Line Fee
I	Greater than 1.40 to 1.00	2.50%	4.00%	4.00%	3.50%	0.50%
II	Less than or equal to 1.40 to 1.00 but greater than 1.25 to 1.00	2.75%	4.25%	4.25%	3.75%	0.50%
III	Less than or equal to 1.25 to 1.00	3.00%	4.50%	4.50%	4.00%	0.625%
Until the date of receipt by the Agent of the quarterly financial statements delivered for the Fiscal Quarter ending March 31, 2009, the Applicable Margins shall be determined as if Level I were applicable. Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.4 of the financial statements and corresponding Compliance Certificate for the last Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt. If, by the first day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.”
“Availability Reserve: the Availability Block, plus the sum of each of the following (without duplication of any of the following) in such amounts and with respect to such matters as the Agent in its credit judgment, reasonably exercised, may elect to impose from time to time: (a) the Dilution Reserve; (b) the Inventory Reserve; (c) the Rent and Charges Reserve; (d) the LC Reserve; (e) the Bank Product Reserve; (f) all accrued Royalties, whether or not then due and payable by a Borrower; (g) the Earnout Reserve, (h) the aggregate amount of liabilities secured by Liens upon ABL Priority Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (i) the First Purchaser Lien Reserve; (j) reserves for customs charges and estimated excise fuel Taxes; and (k) such additional reserves, in such amounts and with respect to such matters as the Agent in its credit judgment, reasonably exercised, may elect to impose from time to time, in each case of the foregoing clauses (a) through (k), without duplication of reserves taken or reductions made in determining Eligible Petroleum Inventory, Eligible Petroleum Inventory in Transit, Eligible Cash and Eligible Investments. For the avoidance of doubt, the Availability Block shall not be deemed to be duplicative of any other reserves or reductions.”
“Borrowing Base: on any date of determination, an amount equal to the lesser of:
(a) the aggregate amount of Revolver Commitments, minus the LC Obligations; and
(b) the difference of:
(i) the sum of:
     (A) 90% of the Net Amount of Eligible Major Accounts; provided, that such percentage shall be reduced to 85% on May 1, 2009; plus
     (B) 85% of the Net Amount of Eligible Other Accounts; plus
     (C) 85% of the sum of (1) Eligible Petroleum Inventory and (2) Eligible Petroleum Inventory in Transit; provided, that such percentage shall be reduced to 80% on May 1, 2009; plus
     (D) 85% of the DOE Contract Value through June 1, 2009 only; plus

     (E) 100% of Eligible Cash; plus
     (F) 95% of Eligible Investments; plus
     (G) 100% of the amount available to be drawn by the Agent on the Supporting Letter of Credit; plus
     (H) 100% of Paid but Unexpired Letters of Credit; minus
(ii) the Availability Reserve;
provided, that no Accounts or Petroleum Product acquired in an Acquisition consummated by any Obligor after the Closing Date shall be included in any calculation of the Borrowing Base until completion of all field exams, appraisals, audits and other evaluation of Collateral in a manner and with results acceptable to Agent.”
“Borrowing Base Certificate: a certificate signed by a Financial Officer, in form and substance satisfactory to the Agent, by which Borrowers certify calculation of the Borrowing Base.”
“Compliance Certificate: a certificate, in the form of Exhibit H, duly completed and signed by a Financial Officer and otherwise satisfactory to the Agent.”
“DOE Contract Value: on any date of determination, an amount equal to the difference, if any, between the maximum undrawn amount of all Letters of Credit issued in favor of the DOE in respect of the DOE Contracts, on the one hand, and the cost value (based on Platt’s Oilgram Price Report, or if such report is not available, valued on a Marked-to-Market Basis) of the undelivered exchange oil plus premium barrels required to be delivered by the Borrower to the DOE pursuant to the DOE Contracts, on the other hand.”
“Earnout Reserve: the reserve in respect of payments that may become due under the Earnout Agreement, which reserve may be established and maintained from time to time by the Agent in a maximum amount not to exceed the sum of all past due payments under the Earnout Agreement, if any, plus (without duplication), the following: (a) during any period from July 3 of each Loan Year through September 30 of such Loan Year, 25% of the anticipated annual payments that may become due under the Earnout Agreement in respect of such Loan Year; (b) during any period from October 1 of each Loan Year through December 31 of such Loan Year, 50% of the anticipated annual payments that may become due under the Earnout Agreement in respect of such Loan Year; (c) during any period from January 1 of each Loan Year through April 30 of such Loan Year, 75% of the anticipated annual payments that may become due under the Earnout Agreement in respect of such Loan Year; and (d) during any period from May 1 of each Loan Year through July 2 of such Loan Year, 100% of the anticipated annual payments that may become due under the Earnout Agreement in respect of such Loan Year. Upon receipt by Agent of evidence (in form and substance reasonably satisfactory to Agent) that a required payment under the Earnout Agreement has been made, such reserve will be reduced in the amount of such payment, but in no event to an amount less than zero.”

“Eligible Cash: the sum of cash of the Borrowers that is subject to (a) the first priority Lien of Agent in favor of the Lenders and (b) a blocked account control agreement establishing the Agent’s control and exclusive dominion over such cash.”
“Eligible Investments: all Qualifying Investments owned by the Obligors that are held in a custody account subject to the Agent’s control and exclusive dominion and that are subject to a valid, first priority, perfected Lien and security interest in favor of the Agent, for the benefit of the Lenders.”
“Fee Letter: the fee letter agreement dated as of the date hereof between Agent and the Company, as amended from time to time.”
“Other Agreement: each Note; the Intercreditor Agreement; the Intercreditor Acknowledgement; the Related Real Estate Documents; each LC Document; the Fee Letter; each Lien Waiver; each Borrowing Base Certificate and Interim Borrowing Base Certificate; each Compliance Certificate; each financial statement or report delivered hereunder; or each other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.”
“Paid but Unexpired Letters of Credit: at any given time, the amount by which (a) the maximum aggregate amount payable by the Obligors in connection with purchases (or, solely to the extent expressly permitted below, exchanges) of Petroleum Product by the Obligors supported by Letters of Credit has been reduced below (b) the maximum undrawn amount of all such Letters of Credit; provided that only fully-liquidated, cash sums certain that are not subject to market fluctuation or otherwise subject to change may be included as a reduction in the calculation of clause (a) above; and provided, further, that no amounts may be included as a reduction in the calculation of clause (a) above in respect of transactions involving the exchange of Petroleum Product, unless the Obligors have demonstrated to the reasonable satisfaction of Agent (unless Agent in its sole discretion waives any such requirement in writing) and the Agent has provided confirmation in writing that it is satisfied with each of the following (such confirmation not to be unreasonably withheld or delayed): (i) the contracts underlying such transactions expressly permit the Obligors to irrevocably convert such exchange transaction into a purchase and sale (for payment of only cash sums certain that are not subject to market fluctuation or otherwise subject to change) of Petroleum Product by the counterparty to such contract to one or more of the Obligors, (ii) such conversion does not arise upon or in connection with any breach or default by the Obligors under such contracts, (iii) all conditions (if any) to such conversion have been irrevocably satisfied in full or waived in writing, and (iv) such contract does not allow for the reversion of such transaction to an exchange or otherwise to any transaction other than a purchase for cash sums certain not subject to market fluctuation or otherwise subject to change.”

          (b) New Definitions. The following new definitions are hereby added to Section 1.1 of the Loan Agreement in proper alphabetical order to read in their entirety as follows:
“Availability Block: commencing May 1, 2009, on any date of determination during each period set forth below, an amount not to exceed the corresponding maximum amounts set forth below:

Period	Availability Block
May 2009	The greater of 1% of the Borrowing Base or $2,000,000

June 2009	The greater of 2% of the Borrowing Base or $4,000,000

July 2009	The greater of 3% of the Borrowing Base or $6,000,000

August 2009	The greater of 4% of the Borrowing Base or $8,000,000

September 2009	The greater of 5% of the Borrowing Base or $10,000,000

October 2009	The greater of 6% of the Borrowing Base or $12,000,000

November 2009	The greater of 7% of the Borrowing Base or $14,000,000

December 2009	The greater of 8% of the Borrowing Base or $16,000,000

January 2010	The greater of 9% of the Borrowing Base or $18,000,000

February 1, 2010 and at all times thereafter	The greater of 10% of the Borrowing Base or $20,000,000
For the avoidance of doubt, the amount of the Availability Block may be adjusted by the Agent from time to time based on the then most recent Borrowing Base Certificate or Interim Borrowing Base Certificate, as the case may be, in accordance with the foregoing during each of the periods set forth above to reflect changes in the amount of the Borrowing Base during such period(s).”
“Blockage Period: means (a) the period beginning on January 1, 2009, and ending on the date upon which the Availability Block has been fully implemented (i.e. has been established at an amount equal to the greater of 10% of the Borrowing Base or $20,000,000), and (b) thereafter, each period beginning on each Blockage Period Trigger

Date (which Blockage Period Trigger Date may have occurred prior to the date set forth in clause (a) above) and ending on the first day of the second calendar month following the month in which such Blockage Period Trigger Date occurs, provided, that if such Blockage Period arises based exclusively on the occurrence or continuance of a Default or Event of Default, such Blockage Period shall end on the date on which such Default or Event of Default shall be cured or waived. For the avoidance of doubt, any two or more Blockage Periods may run concurrently and/or consecutively and a Blockage Period shall be deemed to remain in effect until all Blockage Periods have ended.”
“Blockage Period Trigger Date: each date on which any of the following occur: (a) Availability is less than an amount equal to the sum of (i) 15% of the total Revolver Commitments on such date, plus (ii) an amount equal to all Retained Unwind Proceeds delivered (or required to have been delivered) to the Agent on such date, (b) any date on which a Default or Event of Default occurs or (c) any date on which an Event of Default is continuing.”
“Defaulting Lender: any Lender that (a) fails to make any payment or provide funds to the Agent or any Borrower as required hereunder or fails otherwise to perform its obligations under any Loan Document, and such failure is not cured within one Business Day, or (b) is the subject of any Insolvency Proceeding.”
“Dilution Reserve: the reserve established by the Agent from time to time in an amount up to the sum of (a) (i) .1% for each .1 percentage point that the Dilution Percent exceeds 2.5%, multiplied by (ii) the Net Amount of Eligible Major Accounts, plus (b) (i) .1% for each .1 percentage point that the Dilution Percent exceeds 2.5%, multiplied by (ii) the Net Amount of Eligible Other Accounts.”
“DOE: the United States of America acting through the Department of Energy.”
“DOE Contracts: those certain Department of Energy Oil Exchange Agreements (DE-FE 93008, DE-FE 92300, DE-FE 93003, DE-FE 93006 and DE-FE 93010) between the Borrower and the DOE, as in effect on the Second Amendment Date.”
“Double-Sided Application Period: each period beginning on each Double-Sided Application Trigger Date and ending on the first day of the second calendar month following the month in which such Double-Sided Application Trigger Date occurs; provided, that if such Double-Sided Application Period arises based exclusively on the occurrence or continuance of a Default or Event of Default, such Double-Sided Application Period shall end on the date on which such Default or Event of Default shall be cured or waived. For the avoidance of doubt, any two or more Double-Sided Application Periods may run concurrently and/or consecutively and a Double-Sided Application Period shall be deemed to remain in effect until all Double-Sided Application Periods have ended.”
“Double-Sided Application Trigger Date: each date on which any of the following occur: (a) Availability has been less than $15,000,000 for three (3) consecutive Business Days, (b) any date on which a Default or Event of Default occurs or (c) any date on which an Event of Default is continuing.”

“Interim Borrowing Base Certificate: a certificate signed by a Financial Officer, in form and substance satisfactory to the Agent, providing only updated calculations of Eligible Accounts consistent with the calculation of Eligible Accounts in the Borrowing Base Certificates heretofore delivered to Agent and reflecting changes in the outstanding principal amount of Loans, in each case since delivery of the last Borrowing Base Certificate or Interim Borrowing Base Certificate, as the case may be, and pursuant to which Borrowers certify such calculations of the Eligible Accounts portion of such certificate and such changes in the outstanding principal amount of Loans as set forth in such certificate.”
“New Cash Equity Contributions: means the contribution by any Person (other than any Obligor) made to Holdings in cash in the form of common equity, and made in turn by Holdings to the Company in cash and in the form of common equity, each such contribution to be made directly to a Dominion Account upon prior or concurrent written notice to the Agent of the making of such contribution and the source of such contribution, all in detail reasonably satisfactory to the Agent.”
“Retained Unwind Proceeds: has the meaning set forth in Section 10.1.9.”
“Second Amendment Date: April 9, 2009.”
“Term Loan First Amendment: that certain First Amendment Agreement dated as of April 9, 2009 to Term Loan Agreement, among Holdings, the Borrower, the Term Loan Agent and the lenders party thereto.”
“Trailing Twelve Month Period: a period of twelve full consecutive calendar months, taken together as one accounting period for the Company and its consolidated Subsidiaries; provided, prior to the end of the twelfth full consecutive calendar month following the Closing Date, ‘Trailing Twelve Month Period’ shall mean the cumulative number of calendar months ending after the Closing Date.”
“Unwind Proceeds” shall mean (a) any amounts arising out of the unwinding and/or termination of the Crack Spread Hedging Agreement as contemplated by Section 10.1.9, and (b) any other proceeds received by the Borrowers or any other person from the Crack Spread Hedging Agreement on or after the Second Amendment Date.”
          (c) Reduction of Revolver Commitments and Amendment to Schedule 1.1. The aggregate amount of the Revolver Commitments is hereby reduced to $250,000,000 (as such amount may be increased in accordance with Section 2.2) and Schedule 1.1 to the Loan Agreement is hereby replaced with the schedule attached hereto as Attachment 1, which is incorporated herein by reference.
          (d) Amendment of Section 2.2. Section 2.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “2.2 Increase in Revolving Credit Facility.
     2.2.1 Request for Increase. So long as there exists no Default or Event of Default and upon written notice to the Agent (which shall promptly notify the Lenders), the Borrower Agent may from time to time, request an increase in the Revolving Credit Facility by an amount (for all such requests) not exceeding $150,000,000; provided, that any such request for an increase shall be in a minimum amount of $25,000,000 and increments of $25,000,000 in excess thereof; and provided, further, that:

     (a) in connection with any such increase in the Revolving Credit Facility to $275,000,000, so long as the advance rate for Eligible Major Accounts has been reduced to 85%, the advance rate for Eligible Petroleum Product has been reduced to 80%, and the full amount (i.e. the greater of 10% of the Borrowing Base or $20,000,000) of the Availability Block has been implemented, in each case, either in accordance with the scheduled term therefor or earlier by express written agreement of the Borrower Agent, then Bank of America as Lender shall increase its Revolver Commitment by $25,000,000 (without regard to the provisions of Sections 2.2.2, 2.2.3, and 2.2.4) on the date set forth in such notice so long as the Borrower Agent has delivered to the Agent the certificate(s) required by Section 2.2.5; and
     (b) (i) the aggregate amount of the Revolving Credit Facility shall not be increased in excess of $275,000,000 unless Bank of America’s Revolver Commitment has been reduced to no greater than $75,000,000, and (ii) the aggregate amount of the Revolving Credit Facility shall not be increased in excess of $300,000,000 unless Bank of America’s Revolver Commitment has been reduced to no greater than $50,000,000; provided that in no event shall the Revolving Credit Facility be increased in excess of $400,000,000.
At the time of sending such notice, the Borrower Agent (in consultation with the Agent) shall specify the date by which each Lender is requested to respond or, in the case of an increase in the Revolving Credit Facility to $275,000,000 pursuant to clause (a) above, the date upon which such increase is to become effective (which date shall in no event be less than ten Business Days from the date of delivery of such notice to the Agent). Nothing in this Section 2.2 shall be deemed to impair or otherwise affect any Lender’s rights under Section 13; provided that, notwithstanding anything in this Agreement to the contrary, it is hereby agreed that Bank shall not be permitted to assign all of its Loans hereunder prior to an increase in the Revolving Credit Facility pursuant to Section 2.2.1(a) above unless an assignee of Bank of America has agreed, pursuant to documentation reasonably acceptable to Borrowers, to be bound by Section 2.2.1(a) to the same extent as Bank of America.
          2.2.2 Lender Elections to Increase. Except as otherwise expressly provided in Section 2.2.1(a) above, each Lender shall have the right, but shall be under no obligation, to participate in any requested increase in the Revolving Credit Facility under this Section 2.2. Each Lender shall notify the Agent within the time period specified in accordance with Section 2.2.1 whether or not it agrees to increase its Revolver Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolver Commitment.
          2.2.3 Notification by Agent; Additional Lenders. The Agent shall notify the Borrower Agent and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Agent and the Issuing Bank (which approvals shall not be unreasonably withheld), the Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Agent and its counsel.

          2.2.4 Closing Date and Allocations. If the Revolving Credit Facility is increased in accordance with this Section, the Agent and the Borrowers shall determine the effective date (the ‘Revolver Increase Closing Date’) and the final allocation of such increase. The Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Revolver Increase Closing Date. Upon the satisfaction of the conditions precedent set forth in Section 2.2.5 on the proposed Revolver Increase Closing Date and, with respect to any new Lenders participating in the proposed increase, delivery to the Agent by such Lenders of a joinder agreement in form and substance satisfactory to the Agent and its counsel and a processing fee of $3,500 (unless otherwise agreed by the Agent in its discretion), the Revolving Credit Facility shall be so increased, Schedule 1.1 shall be deemed automatically amended and replaced to reflect any new Lenders and such increase, and the applicable Lenders, the Agent and the Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable.
          2.2.5 Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower Agent shall deliver to the Agent a certificate of each Obligor dated as of the Revolver Increase Closing Date signed by a Senior Officer of such Obligor (a) certifying and attaching the resolutions adopted by such Obligor approving or consenting to such increase, and (b) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (i) the representations and warranties contained in Section 9 and in the other Loan Documents are true and correct in all material respects on and as of the Revolver Increase Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.2.5, the representations and warranties contained in Section 9.1.5 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) (i) and (ii), respectively, of Section 10.1.4, and (ii) no Default or Event of Default exists. The Borrowers shall pay all reasonable documented out of pocket costs of the Agent and the Lenders, if any, incurred in connection with each such increase. The Borrowers shall prepay any Revolver Loans outstanding on the Revolver Increase Closing Date (and pay any additional amounts required pursuant to Section 3.9) to the extent necessary to keep the outstanding Revolver Loans ratable with any revised change in the Pro Rata interests of the Lenders arising from any nonratable increase in the Revolver Commitments under this Section.
          2.2.6 Conflicting Provisions. This Section shall supersede any provisions in Section 14.1 to the contrary. To the extent that the Borrowers comply with the last sentence of Section 2.2.5 above, Section 12.5 shall not be applicable to the increase in the Revolver Commitments on any Revolver Increase Closing Date.”
          (e) Amendment of Section 2.3.1(a). Section 2.3.1(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(a) Each Borrower acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or the Borrowers have entered into arrangements satisfactory to the Agent and Issuing Bank to eliminate any funding risk associated with the Defaulting Lender. If Issuing Bank receives written notice from a Lender at least five Business Days before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.”
          (f) Amendment of Section 2.3.3. Section 2.3.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“2.3.3 Cash Collateral. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Commitment Termination Date, or (d) within 20 Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations. The Borrowers shall, on demand by Issuing Bank or the Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender. If Borrowers fail to provide Cash Collateral as required herein, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).”
          (g) Amendment of Section 4.1.2. Section 4.1.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“4.1.2 Fundings by Lenders. Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of LIBOR Loans. Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not in fact received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.”

          (h) Amendment of Section 4.1.3(b). Section 4.1.3(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(b) To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place on a date determined from time to time by Agent, which shall occur at least once each week. On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary. Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.”
          (i) Amendment of Section 4.2. Section 4.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“4.2 Defaulting Lender. The Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by the Agent that are to be provided to a Defaulting Lender hereunder, and may apply such funds to such Lender’s defaulted obligations or readvance the funds to the Borrowers in accordance with this Agreement. The failure of any Lender to fund a Loan, to make any payment in respect of LC Obligations or to otherwise perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender. The Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Obligor) that, solely for purposes of determining a Defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a Defaulting Lender shall not be deemed to be a ‘Lender’ until all its defaulted obligations have been cured to the satisfaction of the Agent.”
          (j) Amendment of Section 5.3.2. Section 5.3.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “5.3.2 Extraordinary Receipts.
(a) If Holdings or any Obligor shall receive any Extraordinary Receipts at any time, Borrowers shall concurrently with such receipt repay all outstanding Revolving Loans in an amount equal to all Extraordinary Receipts; and
(b) Without limiting the foregoing, Borrowers shall irrevocably direct the Crack Spread Hedging Counterparty that all Retained Unwind Proceeds are to be paid directly to the Agent at such account as the Agent may designate to the Crack Spread Hedging Counterparty in writing from time to time and all such Retained Unwind Proceeds shall be applied by the Agent to repay outstanding Revolving Loans (it being understood and agreed that such repayments shall not, in and of themselves, result in a reduction in the Commitments).”
          (k) Amendment of Section 8.1. Section 8.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “8.1 Borrowing Base Certificates. The Borrowers shall deliver to the Agent:
     (a)  if no Low Availability Period is in effect, then (i) on or before the 15th day of each month, a Borrowing Base Certificate as of the end of the previous month, and (ii) such additional Borrowing Base Certificates as and when requested by the Agent in writing from time to time in the Agent’s credit judgment, reasonably exercised, or
     (b)  if a Low Availability Period is in effect, then (i) on each Tuesday of each week for the period ending Friday of the immediately prior week, a Borrowing Base Certificate as of the end of such prior week, and (ii) if the last calendar day of any month is more than three calendar days prior to a Friday, then on or before the 5th Business Day after the end of such month, an additional Borrowing Base Certificate as of the last day of such month.
Together with each such Borrowing Base Certificate, the Borrowers shall deliver: (1) a schedule of the Borrowers’ Accounts created, credits given, cash collected, and other adjustments to Accounts since the last such schedule; (2) an aging of the Borrower’s Accounts, together with a reconciliation to the corresponding Borrowing Base and to the Borrowers’ general ledger; (3) an aging of the Borrowers’ accounts payable; (4) a detailed calculation and description of Eligible Petroleum Inventory, the DOE Contract Value, Eligible Cash, Eligible Investments, Eligible In-Transit Petroleum Inventory, First Purchaser Liens, and Paid but Unexpired Letters of Credit; (5) a schedule in reasonable detail setting forth the additions and reductions in the Borrowers’ accounts receivable since delivery of the previous Borrowing Base Certificate with a reconciliation to the corresponding accounts receivable aging; and (6) Inventory reports by category, together with reconciliation to the corresponding Borrowing Base and to the Borrowers’ general ledger. Upon request of the Agent, the Borrowers shall deliver: (A) inventory reports by location; (B) copies of invoices in connection with the Borrowers’ Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Borrowers’ Accounts and for Inventory and Equipment acquired by the Borrowers, purchase orders, and invoices; (C) a statement of the balance of each intercompany Account, if any; (D) such other reports as to the Collateral as the Agent shall reasonably request from time to time; and (E) with the delivery of each of the foregoing, a certificate of the Borrower Agent executed by a Financial Officer thereof certifying as to the accuracy and completeness of the foregoing. If the Borrowers’ records or reports of the Collateral are prepared by an accounting service or other agent, the Borrowers hereby authorize such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.
All calculations of Availability in any Borrowing Base Certificate (or Interim Borrowing Base Certificate) shall originally be made by Borrower Agent and certified by a Financial

Officer; provided that:
     (i) the Agent may (but shall not be required to) from time to time review and adjust any such calculation to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve (or any portion thereof); and
     (ii) upon prior written notice to the Borrower that a Double-Sided Application Period is in effect, and only during each Double-Sided Application Period, the Agent may (but shall not be required to) from time to time review and adjust any such calculation to reduce Eligible Accounts by an amount not greater than collections received in the Dominion Accounts after the effective date of the most recently delivered Borrowing Base Certificate (or Interim Borrowing Base Certificate); provided that during any such period, the Borrower may (but shall not be required to) provide Interim Borrowing Base Certificates to the Agent and the Agent will adjust the calculation of the Borrowing Base to reflect the Eligible Accounts set forth in the most recently delivered Interim Borrowing Base Certificate to the extent constituting Eligible Accounts (subject to further adjustment by the Agent under clause (i) above and pursuant to this clause (ii).
          (l) Amendment of Section 8.2.4. Section 8.2.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“8.2.4 Maintenance of Dominion Account. The Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to the Agent. The Borrowers shall obtain a Deposit Account Control Agreement from each lockbox servicer and bank where a Dominion Account or Approved Deposit Account (other than Excluded Deposit Accounts) is located, establishing the Agent’s control and exclusive dominion over and Lien in the lockbox or Approved Deposit Account and, with respect to all Approved Deposit Account other than Shared Deposit Accounts and Excluded Deposit Accounts, requiring, at all times immediate deposit of all remittances received in the lockbox or Approved Deposit Account (other than Shared Deposit Accounts and Excluded Deposit Accounts) to a Dominion Account for application to the Obligations at all times, whether or not a Low Availability Period exists. If a Dominion Account is not maintained with Bank of America, the Agent may require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Neither the Agent nor the Lenders assume any responsibility to the Borrowers for any lockbox arrangement, Approved Deposit Account or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.”
          (m) Amendment of Section 9.1.25. The introductory clause of Section 9.1.25 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“9.1.25 Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate or Interim Borrowing Base Certificate, that:”

In all other respects, Section 9.1.25 remains in effect as set forth in the Loan Agreement.
          (n) Amendment of Section 10.1.4(a)(ii). Section 10.1.4(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(ii) within 30 days after the end of each month, the Company’s consolidated and consolidating balance sheet and related consolidated and consolidating statements of income and cash flows, showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such month and the results of their operations and cash flows for such month and the then elapsed portion of the Fiscal Year, comparative figures for the same periods in the immediately preceding Fiscal Year, and an operating report in the form prepared by the Company for delivery pursuant to the Term Loan Agreement that includes the information described on Schedule 10.1.4(a)(ii) for and as at the end of the month, all certified by a Financial Officer of the Company as fairly presenting the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of certain footnotes;”
          (o) New Schedule 10.1.4(a)(ii). A new Schedule 10.1.4(a)(ii) is hereby added to the Loan Agreement in the form attached hereto as Attachment 2, which is incorporated herein by reference.
          (p) Amendment of Section 10.1.4(a)(iv). Section 10.1.4(a)(iv) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(iv) concurrently with the delivery of the financial statements under clauses (i) and (ii) above, a Compliance Certificate.”
          (q) Amendment to Exhibit H. Exhibit H to the Loan Agreement is hereby replaced with the form attached hereto as Attachment 3, which is incorporated herein by reference.
          (r) Amendment of Section 10.1.4(a). The word “and” at the end of Section 10.1.4(a)(xvi) is hereby deleted; the period at the end of Section 10.1.4(a)(xvii) is hereby deleted and the phrase “; and” is hereby substituted in lieu thereof; and the following new clause (xviii) is hereby added to Section 10.1.4(a) of the Loan Agreement in appropriate alphanumeric order to read in its entirety as follows:
“ (xviii) promptly after request therefor by Agent, copies of any Hedging Agreement described on the most recent monthly operating report delivered pursuant to Section 10.1.4(a)(ii) above and/or any trade confirmations executed in connection therewith.”
In all other respects, and except as otherwise amended by this Amendment, Section 10.1.4(a) remains in effect as set forth in the Loan Agreement.
          (s) Amendment of Section 10.1.6(b). Section 10.1.6(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(b) Holdings and each Subsidiary will permit any representatives designated by the

Agent or any Lender to visit and inspect the financial records and the properties of such Person during regular business hours upon reasonable prior notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Agent or any Lender to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided, that Holdings and each Subsidiary will reimburse the Agent for all reasonable charges, costs and expenses of the Agent in connection with up to four (4) examinations per Loan Year of any Obligor’s books and records or any other financial or Collateral matters as the Agent deems appropriate, including, without limitation, expenses of the Agent’s outside appraisal group for any and all appraisals conducted by or on behalf of the Agent. Holdings and each Subsidiary will cooperate fully (including by promptly providing such information and documents as may be reasonably requested by the Agent or its designees) in the conduct and completion of a full field examination by the Agent or its designees to commence no later than Monday, March 16, 2009.”
          (t) Amendment of Section 10.1.9. Section 10.1.9 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“10.1.9 Crack Spread Hedging Agreement. The Borrowers will, on or prior to the Second Amendment Date, (a) commence to completely unwind and terminate the Crack Spread Hedging Agreement, and cause the Crack Spread Hedging Agreement to be completely unwound and terminated and (b) cause the Unwind Proceeds and the Crack Spread Hedging Cash Collateral to be distributed and provided in full directly to the Agent, for the benefit of the Lenders, or to the Term Loan Agent, for application to the Term Loan Facility, in each case as further described below, within six (6) weeks from the Second Amendment Date; provided that if there shall be any material market disruption in the market for Hydrocarbon Agreements which extends beyond such six (6) week period and has a material adverse effect on the Borrowers’ ability to effect the unwind and termination of the Crack Spread Hedging Agreement, such six (6) week period shall be extended on a day-to-day basis during the pendency of such disruption for a period not to exceed an additional four (4) weeks. The Borrowers shall (x) consult with the Agent on an ongoing basis as to the status of the unwinding of the Crack Spread Hedging Agreement, (y) provide to the Agent copies of all trade confirmations executed and/or delivered in connection with the unwinding of the Crack Spread Hedging Agreement, and (z) provide updates on the progress thereof upon request of the Agent. As a condition precedent to the unwind of the Crack Spread Hedging Agreement, the Borrowers, the Agent and the Term Loan Agent shall have given irrevocable instructions (which, notwithstanding any provision in the Loan Documents (including the Intercreditor Agreement) to the contrary, shall not be subject to or affected by any default or event of default under the Loan Agreement or the Term Loan Facility, or any notice with respect thereto) to the Crack Spread Hedging Counterparty (I) to, within three business days of the Second Amendment Date, cause the Crack Spread Hedging Cash Collateral to be distributed to the Term Loan Agent to be applied in accordance with the Term Loan Agreement (as amended by the Term Loan First Amendment), and (II) to distribute the Unwind Proceeds as follows (with Unwind Proceeds being applied pursuant to each clause set forth below until payment in full thereof and then to the next succeeding clause):
     First, an amount up to $45,400,000 of the Unwind Proceeds will be distributed to the Term Loan Agent to be applied to the obligations under the Term Loan Facility in accordance with the Term Loan Agreement (as in effect on the Second Amendment Date);
     Second, an amount up to $25,000,000 of the Unwind Proceeds will be distributed to the Agent for application to the Obligations in accordance with this Agreement;
     Third, an amount up to $25,000,000 of the Unwind Proceeds will be distributed to the Term Loan Agent to be applied to the obligations under the Term Loan Facility in accordance with the Term Loan Agreement (as in effect on the Second Amendment Date);
     Fourth, an amount up to $25,000,000 of the Unwind Proceeds will be distributed to the Agent for application to the Obligations in accordance with this Agreement (any amounts to be distributed for application to the Obligations pursuant to clause Second and clause Fourth hereof are referred to herein as the “Retained Unwind Proceeds”); and
     Fifth, the remainder of such proceeds will be distributed to the Term Loan Agent to be applied to the obligations under the Term Loan Facility in accordance with the Term Loan Agreement (as in effect on the Second Amendment Date).
     The Borrowers shall cause the Crack Spread Hedging Counterparty to promptly, and in any event within 5 Business Days of any settlement, termination or unwinding of any portion of the Crack Spread Hedging Agreement (but in any event on the same day as the Borrower would have otherwise been entitled to receive such amounts absent this Section 10.1.9), pay all Unwind Proceeds arising in connection with any such settlement, termination or unwinding directly to the Agent or the Term Loan Agent as provided above. The Borrowers shall also cause the Crack Spread Hedging Counterparty to promptly, and in any event within 3 Business Days of the Second Amendment Date (but in any event not later than the same day as the Borrowers would have otherwise been entitled to receive such amounts absent this Section 10.1.9), pay the Crack Spread Hedging Cash Collateral directly to the Term Loan Agent to be applied in accordance with the Term Loan Agreement (as amended by the Term Loan First Amendment).
     Each of the Lenders acknowledges that (a) the Company has not given any guarantee as to the ultimate amount of the Unwind Proceeds to be realized upon the unwinding of the Crack Spread Hedging Agreement, and (b) the Company may effect the unwinding of the Crack Spread Hedging Agreement in one or a series of transactions in accordance with the Term Loan Agreement (as in effect on the Second Amendment Date).”
          (u) Amendment of Section 10.1.14. Section 10.1.14 is hereby amended by replacing the first occurrence only of “$40,000,000” with “$66,000,000”. In all other respects, Section 10.1.14 remains in full force and effect.
          (v) Amendment of Section 10.2.1(b). Section 10.2.1(b) is hereby amended by replacing the occurrence of “Term Loan Agreement” with “Term Loan Agreement (as amended by the Term Loan

First Amendment)”. In all other respects, Section 10.2.1(b) remains in full force and effect.
          (w) Amendment of Section 10.2.8(a)(iv). Section 10.2.8(a)(iv) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(iv) so long as no Blockage Period shall exist before and after giving pro forma effect thereto, (A) the Company may make payments in cash to Holdings and (B) Holdings may declare, make or pay Restricted Payments in cash in an aggregate amount not exceeding the aggregate amount of dividends received by Holdings from the Company pursuant to the foregoing clause (A); and”
          (x) Amendment of Section 10.2.8(b)(iii). Section 10.2.8(b)(iii) is hereby amended by replacing the occurrence of “(as defined in the Term Loan Agreement on the date hereof)” with “(as defined in the Term Loan Agreement, as amended by the Term Loan First Amendment, on the Second Amendment Date)”. In all other respects, Section 10.2.8(b)(iii) remains in full force and effect.
          (y) Amendment of Section 10.2.8(b)(iv). Section 10.2.8(b)(iv) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(iv) so long as no Blockage Period shall exist immediately after giving pro forma effect thereto, interest and principal payments in respect of Holdings Subordinated Loans, to the extent not prohibited by the Holdings Subordination Agreement;”
          (z) Amendment of Section 10.2.11. Subclause (B) of clause (i) of the proviso to Section 10.2.11 is hereby amended and restated in its entirety as follows:
“(B) restrictions and conditions imposed by the Term Loan Documents (as amended by the Term Loan First Amendment), as such restrictions and conditions are in effect on the Second Amendment Date, or by the Intercreditor Agreement, and”
In all other respects, Section 10.2.11 remains in full force and effect.
          (aa) Amendment of Section 10.2.13. Section 10.2.13 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“10.2.13 Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal month to be less than 1.10 to 1.00 for the Trailing Twelve Month Period ended as of such day, regardless of whether or not any Low Availability Period is in effect.”
          (bb) Amendment of Section 12.10. Section 12.10 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“12.10 Replacement of Certain Lenders. If a Lender (a) is a Defaulting Lender, (b) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, or (c) requests compensation pursuant to Section 3.7 or becomes entitled to and requests payment for Additional Taxes or other Taxes pursuant to Section 5.9 then, in addition to any other rights and remedies that any Person may have, Agent, so long as no Event of Default has occurred and is continuing, the Borrower Agent, may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan

Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent’s notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).”
          (cc) Amendment of Section 12.11.2. Section 12.11.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“12.11.2 Failure to Pay. If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.”
          (dd) Amendment of Section 14.1(d). Section 14.1(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(d) without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) extend the Revolver Termination Date; (ii) alter Section 5.6, 7.1 (except to add Collateral) or 14.1.1; (iii) amend the definitions of Borrowing Base (and the defined terms used in such definition), Pro Rata or Required Lenders; (iv) increase any advance rate, decrease the Availability Block, or increase the total Commitments; (vi) release ABL Priority Collateral with a book value greater than $5,000,000 during any calendar year or release any material portion of any other Collateral, except as currently contemplated by the Intercreditor Agreement or the other Loan Documents; or (vii) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release.”
          (ee) Amendment of Section 14.3.2. Section 14.3.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“14.3.2 Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and Interim Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters including notice by the Agent to the Borrower of any Double-Sided Application Period under Section 8.1, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.”
     3. Credit Support. The Obligors agree that the Obligors will cause an aggregate amount of $50,000,000 in credit support for the Obligations to be provided by one or more Affiliates of the Obligors (other than the Obligors themselves) as follows, all or part of which may, in the Obligors’ discretion, be contributed to Holdings, and contributed by Holdings, in turn, to the Company:
          (a) The Obligors shall have demonstrated to the satisfaction of the Agent receipt by the Company of:

     (i) not less than $10,000,000 in New Cash Equity Contributions made since April 8, 2009, and shall have delivered evidence satisfactory to the Agent of the issuance and delivery (for the benefit of the Company) of not less than $15,000,000 in face amount of a letter of credit issued to Chevron Products Company, a division of Chevron USA Inc. or its Affiliates (or any supplier to the Company of Petroleum Products which is not an Affiliate of any Obligor) to support the purchase by the Company of Petroleum Product from such beneficiary in the Ordinary Course of Business (such letters of credit to remain in place unless replaced, reduced or terminated as provided below or unless drawn upon by the beneficiary thereof). The Company shall give the Agent written notice of each draw by the beneficiary of such letter of credit within fifteen (15) days after a Senior Officer of any Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; and
     (ii) additional credit support contributed since April 8, 2009, in the form of one or more letters of credit to be issued for the benefit of the Agent and included as a Supporting Letter of Credit (each such letter of credit to be issued by one of the issuing banks that has issued a letter of credit constituting a portion of the existing Supporting Letters of Credit and in form identical to that of the existing Supporting Letters of Credit; or otherwise issued by an issuer and in form and substance acceptable to the Agent in its sole discretion) or one or more other letters of credit issued for the benefit of suppliers of Petroleum Product to the Company in the Ordinary Course of Business and with a useful life acceptable to the Agent in an aggregate face amount of not less than $10,000,000 (to remain in place unless replaced, reduced or terminated as provided below or unless drawn upon by the beneficiary thereof). The Company shall give the Agent written notice of each draw by the beneficiary of any such letter of credit issued to any beneficiary other than the Agent within fifteen (15) days after a Senior Officer of any Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; and
          (b) On or before May 20, 2009, the Obligors shall demonstrate to the reasonable satisfaction of the Agent receipt by the Company of additional credit support in the form of additional New Cash Equity Contributions made since April 8, 2009, in an aggregate amount of not less than $15,000,000.
Notwithstanding anything to the contrary set forth in the Loan Agreement, each of the newly issued letters of credit described in clauses (a) and (b) above (collectively, the “Additional Letters of Credit”) shall remain in effect in not less than the minimum amounts set forth above at all times unless drawn upon by the beneficiary thereof; provided that:
     (1) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Additional Letters of Credit may be reduced or terminated upon demonstration to the Agent that (x) the Company has actually received all of the credit support described in clauses (a) through (c) above, (y) the Company has also actually received additional New Cash Equity Contributions in excess of the amounts required by clauses (a) and (c) above (each an “Additional Equity Contribution”), and (z) the amount of all such reductions and/or terminations does not exceed, in the aggregate for all Additional Letters of Credit, the aggregate amount of the Additional Equity Contributions actually received by the Company; and
     (2) any of the Additional Letters of Credit may be replaced with subsequent letters of credit with the equivalent remaining useful life or a useful life otherwise acceptable to the Agent issued to the same or different suppliers to the Company of Petroleum Product in the Ordinary

Course of Business (such subsequent letters of credit to constitute Additional Letters of Credit for all purposes hereof and to remain in place unless reduced or terminated as provided above).
          (c) On or before the date that is fifteen (15) calendar days after the Second Amendment Date, the Obligors shall cause Irrevocable Standby Letter of Credit Number 459-02-000087/0 dated March 16, 2009, issued by Bank Hapoalim in favor of the Agent, as Beneficiary, for an amount not exceeding $10,000,000 (the “Subject Supporting Letter of Credit”) to be amended or replaced, in either case to the reasonable satisfaction of the Agent, such that such amended Subject Supporting Letter of Credit or replacement therefor (i) replacing the sentence therein currently reading “YOUR DEMAND FOR PAYMENT ON A DATE NO EARLIER THAN DECEMBER 30, 2009 SENT TO US BY YOUR SIGNED STATEMENT OR AUTHENTICATED SWIFT READING AS FOLLOWS” to read in its entirety as follows “YOUR DEMAND FOR PAYMENT ON A DATE NO EARLIER THAN DECEMBER 15, 2009 SENT TO US BY YOUR SIGNED STATEMENT OR AUTHENTICATED SWIFT READING AS FOLLOWS”, (ii) correctly refers to the date of the Loan Agreement in all places referenced therein as July 3, 2008, and (iii) is otherwise identical to the Subject Supporting Letter of Credit.
Notwithstanding anything to the contrary set forth in the Loan Agreement, any failure of the Obligors to timely comply with any provision of this Section 3 shall constitute an immediate Event of Default.
     4. First Amendment to Term Loan Agreement. The Agent and the Lenders hereby consent to the Term Loan First Amendment in the form attached hereto as Exhibit A. The foregoing consent is one-time consent only and is limited to the matter expressly set forth above. Nothing herein constitutes a waiver of any other violation or breach of the Loan Agreement including, without limitation, any future amendment of the Term Loan Agreement or other violation or breach of the Loan Agreement. Notwithstanding anything to the contrary set forth in the Loan Agreement or any Loan Document, the Obligors hereby authorize (a) at such time as no Default or Event of Default has occurred and is continuing, the Agent to communicate directly with each of the Term Loan Agent, the Term Loan Lenders, and the Crack Spread Hedging Counterparty, subject only to satisfaction of the following conditions: (i) the Agent shall provide written notice (which may be by electronic mail) to the Company of its desire to communicate with any such Person; (ii) the Company shall arrange for a mutually acceptable time (and the Company hereby agrees to take reasonable steps to make such arrangements) and, if necessary, place for any such communications, such date to be not greater than one Business Days following any such written notice to the Company under clause (i) above, or, if the Term Loan Agent, the Term Loan Lenders, or the Crack Spread Hedging Counterparty, as applicable, are not available until some time following one Business Day, on the first date on which such Person(s), the Company and the Agent are available; provided, that if the Company fails to arrange any such meeting within the time periods set forth above, the Agent may contact the Term Loan Agent, the Term Loan Lenders, and/or the Crack Spread Hedging Counterparty, as applicable, directly and without the participation of the Company or its representatives, and (iii) a representative of the Company shall participate or accompany the Agent in connection with any such communications; provided, that if the Company fails to comply with clause (ii) above or a representative of the Company is given the opportunity to participate in any such communications being held at reasonable times and fails to take reasonable steps to do so, the Agent may communicate with the Term Loan Agent, the Term Loan Lenders, or the Crack Spread Hedging Counterparty, as the case may be, so long as the requirements of clauses (i) and (ii) have been satisfied; and (b) if a Default or Event of Default has occurred and is continuing (whether or not so declared), the Agent to communicate directly with each of the Term Loan Agent, the Term Loan Lenders, and the Crack Spread Hedging Counterparty. The Obligors hereby acknowledge that they have directed each of the Term Loan Agent, the Term Loan Lenders, and the Crack Spread Hedging Counterparty to provide the Agent with access in accordance with the foregoing and authorize each of the Term Loan Agent, the Term

Loan Lenders, and the Crack Spread Hedging Counterparty to disclose to the Agent any and all information relating to the finances and affairs of Holdings, the Obligors and their respective Subsidiaries, including, without limitation, any and all matters concerning the Term Loan Facility and the Crack Spread Hedging Agreement (including, without limitation, the status and results of the proposed unwinding thereof and the distribution of any proceeds therefrom), in each case without any further consent of any Obligor. Nothing herein shall limit the right of the Agent to discuss with the Term Loan Agent any issues concerning or directly related to the Intercreditor Agreement.
     5. Representations and Warranties of the Obligors. The Obligors represent and warrant to the Lenders and the Agent that:
          (a) Compliance with Loan Agreement. On the date hereof, and after giving effect to this Amendment and any other agreements entered into by the Obligors, the Agent and the Lenders together herewith, no Default or Event of Default has occurred and is continuing;
          (b) Representations and Warranties. On the date hereof, and after giving effect to this Amendment and any agreements entered into by the Obligors, the Agent and the Lenders together herewith, the representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date);
          (c) Power and Authority. Each Obligor is duly authorized to execute, deliver and perform this Amendment. The execution, delivery and performance of this Amendment and the Loan Agreement, as amended hereby, have been duly authorized by all necessary action, and do not (i) require any consent or approval of the Term Loan Agent, other than those already obtained; (ii) contravene the Organic Documents of any Obligor; (iii) violate or cause a default under any Applicable Law or Material Contract; or (iv) result in or require the imposition of any Lien (other than Permitted Encumbrances) on any Property of any Obligor;
          (d) Enforceability. This Amendment and the Loan Agreement, as amended hereby, are legal, valid and binding obligations of each Obligor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally; and
          (e) Hedging Agreements. A true, correct and complete description of all Hedging Agreements to which the Borrower is a party as of the date hereof (including the counterparty to each such Hedging Agreement, the type of Hedging Agreement, the material terms of such Hedging Agreement and the marked-to-market hedge position for such Hedging Agreement as of the date immediately preceding the date hereof) is set forth on Attachment 4 attached hereto, which is incorporated herein by reference.
     6. Effectiveness of this Amendment. This Amendment shall not be binding upon the Lenders and the Agent (at the option of Lenders and Agent) until each of the following conditions precedent has been satisfied in form and substance satisfactory to the Agent (the date upon which such conditions are satisfied, the “Second Amendment Effective Date”):
          (a) After giving effect to this Amendment, the representations and warranties contained herein and in the Loan Agreement, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date (such representations and warranties being true and correct as of the specified date relative thereto);

          (b) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;
          (c) The Borrowers shall have delivered to the Agent each of the following, in each case, in form and substance satisfactory to the Agent and its counsel in their discretion:
(i)	an executed original of this Amendment;

(ii)	an amendment to the Fee Letter;

(iii)	a joint, irrevocable instruction letter from the Borrower, the Term Loan Agent, and the Agent to the Crack Spread Hedging Counterparty, countersigned by the Crack Spread Hedging Counterparty;

(iv)	each of the items required to have been delivered pursuant to Section 3(a) above;

(v)	such information as requested by the Agent to enable the Agent to calculate and implement the Earnout Reserve;

(vi)	a certificate signed by a Senior Officer of each Obligor certifying that no Default or Event of Default has occurred and is continuing and that no default or event of default under the Term Loan Agreement has occurred and is continuing;

(vii)	a Borrowing Base Certificate as of no more than three Business Days prior to the Second Amendment Closing Date, reflecting the amendments set forth herein and the implementation of the Earnout Reserve in accordance with the Loan Agreement, as amended hereby;

(viii)	a favorable opinion of counsel with respect to the due authorization, execution and enforceability of this Amendment and all documents executed in connection herewith, and such other matters as may be reasonably required by the Agent and its counsel; and

(ix)	a Subordination Agreement by and among the Agent (on behalf of the Lenders), the Borrowers, Holdings, and one or more Affiliates of the Borrowers or Holdings that are obligated to reimburse the issuer or issuers of the Additional Letters of Credit for any drawings under such Additional Letters of Credit, in substantially the form attached hereto as Attachment 5 hereto (the “L/C Reimbursement Subordination Agreement”).
          (d) The Borrowers shall have paid to the Agent and the Lenders all reasonable and documented fees, costs, and expenses owed to and/or incurred by the Agent and the Lenders arising in connection with this Amendment and the documents and opinions executed and delivered in connection herewith and after giving effect to such payments, the funding of Loans and issuances of Letters of Credit on the Second Amendment Effective Date, and the payment by the Borrowers of all trade payables aged in excess of their due dates, Availability shall be greater than zero;
          (e) Holdings and the Borrowers shall have delivered to the Agent and the Lenders

(i) the projections and consolidated operating budget of the Borrowers and their subsidiaries required to be delivered pursuant to Section 10.1.4(a)(vii) of the Loan Agreement for the 2009 Fiscal Year, and (ii) an operating report prepared by the Borrowers in the ordinary course of business for each of January 2009 and February 2009 containing the information set forth on Schedule 10.1.4(a)(ii) to the Loan Agreement, as amended hereby;
          (f) The Agent shall have received such other documents, corporate resolutions, corporate certificates, and information that the Agent shall require, each in form and substance satisfactory to the Agent;
          (g) All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Agent in its sole and absolute discretion; and
          (h) The Borrowers shall have received the prior written consent of the Term Loan Agent and the required number of lenders under the Term Loan Facility to this Amendment.
     7. Acknowledgements. The Obligors acknowledged that, as of the Second Amendment Effective Date, a Low Availability Period, a Double-Sided Application Period, and a Blockage Period are each in effect. Assuming no additional Low Availability Trigger Date or Double-Sided Application Trigger Date occurs following the Second Amendment Effective Date, the first date on which any Low Availability Period or Double-Sided Application Period may end is June 1, 2009.
     8. Effect on Loan Agreement. Except as specifically amended hereby, the terms and provisions of the Loan Agreement and the other Loan Documents are, in all other respects, ratified and confirmed and remain in full force and effect. No reference to this Amendment need be made in any notice, writing, or other communication relating to the Loan Agreement and the other Loan Documents, any such reference to the Loan Agreement and the other Loan Documents to be deemed a reference thereto as respectively amended by this Amendment. All references to the Loan Agreement and the other Loan Documents in any document, instrument, or agreement executed in connection with the Loan Agreement and the other Loan Documents will be deemed to refer to the Loan Agreement and the other Loan Documents as respectively amended hereby.
     9. Fees and Expenses. Without limiting the terms and conditions of the Loan Documents, the Company agrees to pay: (a) all reasonable and documented costs and expenses incurred by the Lenders and the Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed in connection herewith and any and all subsequent amendments, modifications, and supplements hereto or thereto, including without limitation, the costs and reasonable fees of the Lenders’ or the Agent’s legal counsel; and (b) all costs and expenses reasonably incurred by the Lenders or the Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment, and/or the other Loan Documents, including without limitation, the costs and fees of the Lenders’ or Agent’s legal counsel. All of the foregoing may be charged to the Loan Account or, if not charged thereto, shall be paid by the Company promptly on demand therefor.
     10. Successors. This Amendment will be binding upon and inure to the benefit of the Company, Holdings, the Lenders, the Agent, and their respective successors and assigns, provided, however, that no interest herein may be assigned by the Company, Holdings, or any other Obligor without the prior written consent of the Agent and each Lender.
     11. Loan Document. This Amendment shall constitute a Loan Document.

     12. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
     13. Consent to Forum; Arbitration. EACH OF THE COMPANY AND HOLDINGS, AS AN OBLIGOR, HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AMENDMENT, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OF THE COMPANY AND HOLDINGS, AS AN OBLIGOR, IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction. Without limiting the applicability of any other provision of the Loan Agreement, the terms of Sections 14.14 and 14.15 of the Loan Agreement are incorporated herein, mutatis mutandis, and shall apply to and govern this Amendment.
     14. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of any Loan Document by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of such agreement.
     15. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment shall remain in full force and effect.
     16. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.
     17. Representation by Counsel. The parties hereto represent and warrant that they have been represented by independent counsel throughout their negotiation, review and execution of this Amendment.
     18. Jointly Drafted Agreement. This Amendment shall be construed as though each of Agent, the Lenders and the Obligors participated equally in its drafting and, it shall be interpreted, wherever possible, to make it valid and effective. If any part of this Amendment is determined to be invalid, unenforceable or prohibited, only that part should be affected and the rest shall be enforced as written here.
     19. Entire Agreement. Time is of the essence of the Loan Documents. This Amendment and the Loan Agreement, as amended hereby, and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date set forth above.

COMPANY:

ALON REFINING KROTZ SPRINGS, INC.

By: Name:	Shai Even
Title:	Vice President and Chief Financial Officer

HOLDINGS:

ALON REFINING LOUISIANA, INC.

By:

Name:	Shai Even
Title:	Vice President and Chief Financial Officer

AGENT AND LENDER:

BANK OF AMERICA, N.A.,
as Agent and a Lender

By:

Todd R. Eggertsen
Vice President

EXHIBIT G
L/C REIMBURSEMENT SUBORDINATION AGREEMENT
SUBORDINATION AGREEMENT
     This SUBORDINATION AGREEMENT (this “Agreement”) dated as of April 9, 2009, among ALON REFINING LOUISIANA, INC., a Delaware corporation (“Holdings”), ALON REFINING KROTZ SPRINGS, INC., a Delaware corporation (the “Company”), ALON ISRAEL OIL COMPANY LTD., a limited liability company organized under the laws of Israel (“Alon Israel”), DOR ALON ENERGY (1988) LTD., a limited liability company organized under the laws of Israel (“Dor Alon”), ALON FUEL SUPPLY IN JERUSALEM (1988) LTD., a limited liability company organized under the laws of Israel (“Alon Fuel Supply”), each other Subordinated Creditor that becomes party hereto after the date hereof and BANK OF AMERICA, N.A., as the Agent under the Loan Agreement referred to below.
     Holdings, the Company, each party joined as a borrower thereunder from time to time (each individually, a “Borrower” and, collectively with the Company, the “Borrowers”), the lenders party thereto (the “Lenders”), and the Agent, have entered into that certain Loan and Security Agreement dated as of July 3, 2008 (as amended, supplemented or otherwise modified from time to time, including pursuant to the Second Amendment, the “Loan Agreement”), and Holdings, the Company (as a Borrower), the Lenders party thereto, and the Agent have entered into that certain Second Amendment to Loan and Security Agreement dated as of April 9, 2009 (the “Second Amendment”), which, among other things, amends certain terms and provisions of the Loan Agreement.
     Under the terms of the Second Amendment, the Obligors are required to cause one or more banks or other financial institutions to issue (i) an irrevocable standby letter of credit to Chevron or another third party crude oil supplier, provided such letter of credit meets the requirements set forth in Section 3(a)(i) of the Second Amendment (such letter of credit, the “Crude Oil Supplier L/C”), and (ii) one or more irrevocable standby letters of credit to one or more third party suppliers of the Company or to the Agent, provided such letters of credit meet the requirements set forth in Section 3(a)(ii) of the Second Amendment (each such letter of credit, an “Additional Supplier L/C”). The Crude Oil Supplier L/C and the Additional Supplier L/Cs (which collectively constitute the Additional Letters of Credit) are required to be maintained in effect at all times unless drawn upon by the beneficiary thereof, subject to the terms and conditions of the Second Amendment.
     Dor Alon, on behalf of the Company, has entered into an agreement (the “Crude Oil Supplier L/C Reimbursement Agreement”) with HSBC Bank PLC (the “Crude Oil Supplier L/C Issuing Bank”), pursuant to which the Crude Oil Supplier L/C Issuing Bank has agreed to issue the Crude Oil Supplier L/C. Alon Fuel Supply, on behalf of the Company, has entered into an agreement (the “Additional Supplier L/C Reimbursement Agreement” and together with the Crude Oil Supplier L/C Reimbursement Agreement and any Additional L/C Reimbursement Agreement (as defined below), collectively, the “L/C Reimbursement Agreements”) with Bank Hapoalim B.M. (the “Additional Supplier L/C Issuing Bank” and together with the Crude Oil Supplier L/C Issuing Bank and any other bank or financial institution which, from time to time, agrees to issue any replacement or extension of the Crude Oil Supplier L/C or any Additional Supplier L/C pursuant to any Additional L/C Reimbursement Agreement (as defined below), collectively, the “Issuing Banks”), pursuant to which the Additional Supplier L/C Issuing Bank has agreed to issue the Additional Supplier L/Cs. Dor Alon has agreed to reimburse the Crude Oil Supplier L/C Issuing Bank for any drawings paid by the Crude Oil Supplier L/C Issuing Bank under the Crude Oil Supplier L/C and pay all interest, fees, commissions and other amounts owing to the Crude Oil Supplier L/C Issuing Bank under the terms of the Crude Oil Supplier L/C Reimbursement Agreement, and Alon Fuel Supply has agreed to reimburse the Additional Supplier L/C Issuing Bank for any drawings paid by the Additional Supplier L/C Issuing Bank under any Additional Supplier L/C and pay all interest, fees, commissions and other amounts owing to the Additional Supplier L/C Issuing Bank under the terms of the Additional Supplier L/C Reimbursement Agreement (any such obligations arising now or hereafter under the Crude Oil Supplier L/C Reimbursement Agreement, the Additional Supplier L/C Reimbursement Agreement or any Additional L/C Reimbursement Agreement, collectively, the “L/C Reimbursement Obligations”). Further, on or after the date hereof, Alon Israel or one or more Affiliates of Holdings or the Company (other than Holdings or any Subsidiary) may enter into similar agreements with one or more Issuing Banks pursuant to which Alon Israel or such Affiliates may arrange for the issuance of any replacement or extension of the Crude Oil Supplier L/C or any Additional Supplier L/C and agree to reimburse the issuer of any such letter of credit for any L/C Reimbursement Obligations arising in respect thereof (any such agreement, an “Additional L/C Reimbursement Agreement”). For purposes of this Agreement, Dor Alon, Alon Fuel Supply, Alon Israel, and any other Affiliate of Holdings or the Company (other than Holdings or any Subsidiary) that arranges for the issuance of the Crude Oil Supplier L/C or the Additional Supplier L/Cs pursuant to any L/C Reimbursement Agreement and becomes a party hereto is referred to as a “Subordinated Creditor”.
     In connection with the foregoing, each Subordinated Creditor party hereto desires to enter into this Agreement in order to, among other things, subordinate any rights it may have to indemnity, contribution, reimbursement or exoneration from Holdings or any Subsidiary, and any subrogation rights that it may have, as a result of any drawing of the Crude Oil Supplier L/C or any Additional Supplier L/C or any reimbursement by such Subordinated Creditor of any L/C Reimbursement Obligations, to the prior payment in full of all Secured Obligations. Each Subordinated Creditor party hereto will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Loan Agreement and the issuance of letters of credit for the benefit of the Borrowers as required thereunder and under the Second Amendment, and each Subordinated Creditor party hereto is willing to execute and deliver this Agreement in order to induce the Lenders to execute the Second Amendment and grant the waivers and amendments contemplated thereby. Accordingly, the parties hereto agree as follows:
     SECTION 1. Definitions. (a) Terms used but not defined herein (including in the preliminary statements hereto) and defined in the Loan Agreement or the Second Amendment shall have the meanings assigned thereto in the Loan Agreement or the Second Amendment, as applicable. Each Subordinated Creditor acknowledges that is has been provided with such Loan Agreement and such Second Amendment and has reviewed the definitions of all terms that are not defined herein but are defined in the Loan Agreement or the Second Amendment. The rules of construction specified in Section 1.4 of the Loan Agreement shall apply to this Agreement, mutatis mutandis. For purposes of this Agreement, the Lenders and any other obligees in respect of any Secured Obligations are referred to as “Senior Lenders”
     (b) As used herein, the following terms have the meanings set forth below.
     Contingent Obligations: contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made.
     Loan Document Obligations: (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrowers under the Loan Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrowers under or pursuant to the Loan Agreement and each other Loan Document and (c) the due and punctual payment and performance of all the obligations of each other Obligor under or pursuant to the Loan Agreement and each other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
     Secured Obligations: (a) the Loan Document Obligations and (b) the due and punctual payment and performance of all obligations under Bank Product Debt that (i) exists on the date hereof with a counterparty that is a Lender or an Affiliate of a Lender or (ii) that arises after the date hereof with a counterparty that is a Lender or an Affiliate of a Lender at such time.
     SECTION 2. No Guarantees; No Security Interests. Until the indefeasible payment in full in cash of all Secured Obligations (other than Contingent Obligations) has occurred, no L/C Reimbursement Obligations, nor any part thereof, (a) shall be Guaranteed by Holdings or any Subsidiary or (b) shall be secured by any Lien on any asset of Holdings or any Subsidiary. Each Subordinated Creditor party hereto hereby agrees that it shall not take, accept or receive the benefit of any Guarantee from Holdings or any Subsidiary or of any Lien on any asset of Holdings or any Subsidiary to secure the L/C Reimbursement Obligations.
     SECTION 3. No Mandatory Repayments; Limitations on Voluntary Repayments. (a) Until the indefeasible payment in full in cash of all Secured Obligations (other than Contingent Obligations) has occurred, neither Holdings nor any Subsidiary shall make or agree to pay or make, directly or indirectly, and no Subordinated Creditor shall receive or accept from Holdings or any Subsidiary, directly or indirectly, any payment or other distribution, whether in cash, securities or other property, of or in respect of any L/C Reimbursement Obligations (including in respect of any rights of indemnity, contribution, reimbursement, exoneration, or subrogation or any other rights or claims in the nature thereof which any Subordinated Creditor may have in respect of the Crude Oil Supplier L/C or the Additional Supplier L/Cs).
          (b) Each Subordinated Creditor hereby agrees that, in the event that any payment or other distribution, whether in cash, securities or other property, by or on behalf of Holdings or any Subsidiary shall be received by or on behalf of such Subordinated Creditor in violation of this Section 3, such payment or distribution shall be held by such Subordinated Creditor in trust (segregated from other property of such Subordinated Creditor) for the benefit of the Agent and the Term Loan Agent, and shall forthwith be paid over to the Agent (and, if all Revolving Obligations (as defined in the Intercreditor Agreement) have been Discharged (as defined in the Intercreditor Agreement, then all such amounts shall be paid over to the Term Loan Agent).
     SECTION 4. No Commencement of Insolvency or Liquidation. Each Subordinated Creditor party hereto hereby agrees that it shall not, on account of any obligation of Holdings or any Subsidiary in respect of any L/C Reimbursement Obligations:
          (a) commence an involuntary proceeding or file an involuntary petition in a court of competent jurisdiction seeking relief in respect of Holdings or any Subsidiary, or of a substantial part of the assets of Holdings or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended (the “Bankruptcy Code”), or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law;
          (b) cause Holdings or any Subsidiary to voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; and

          (c) file a petition or apply for or vote in favor of the winding-up, liquidation or dissolution of Holdings or any Subsidiary.
     SECTION 5. Subordination. (a) Each Subordinated Creditor hereby (i) subordinates any present or future indebtedness or obligations owing to it from Holdings or any Subsidiary in respect of the L/C Reimbursement Obligations or the Crude Oil Supplier L/C or the Additional Supplier L/Cs, including any rights of indemnity, contribution, reimbursement, exoneration or subrogation or any other similar rights or claims arising under applicable law, to the indefeasible payment in full in cash of all of the Secured Obligations (other than Contingent Obligations), (ii) agrees that it will not make a claim in respect of any such indebtedness or obligations or otherwise attempt to enforce, against Holdings or any Subsidiary or any of their respective assets, any of its rights to indemnity, contribution, reimbursement, exoneration or subrogation or any other similar rights or claims until all Secured Obligations (other than Contingent Obligations) have been indefeasibly paid in full in cash, and (iii) agrees that it will not assign or pledge to any person all or any part of such indebtedness or obligations.
          (b) Upon the occurrence of any proceeding, attachment, or other event, condition or circumstance with respect to Holdings or any Subsidiary of a type referred to in Section 11.1(j) of the Loan Agreement (and disregarding any grace periods specified therein):
     (i) without limiting the generality of Section 3 hereof, the Senior Lenders shall first be entitled to receive indefeasible payment in full in cash of the Secured Obligations (whenever arising) (other than Contingent Obligations) owed by Holdings or any Subsidiary before any Subordinated Creditor shall be entitled to receive any payment on account of any L/C Reimbursement Obligations; and
     (ii) any payment by, or on behalf of, or distribution of the assets of, Holdings or any Subsidiary, whether in cash, securities or other property, to which any Subordinated Creditor would be entitled except for the provisions of Section 3 and this Section 5 shall be paid or delivered by the person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent, until the indefeasible payment in full in cash of all Secured Obligations (other than Contingent Obligations) has occurred.
          (c) In the event that any payment or other distribution, whether in cash, securities or other property, by or on behalf of Holdings, shall be received by or on behalf of any Subordinated Creditor in violation of this Section 5, such payment or distribution shall be held by such Subordinated Creditor in trust (segregated from other property of such Subordinated Creditor) for the benefit of the Agent and the Term Loan Agent, and shall forthwith be paid over to the Agent (and, if all Revolving Obligations (as defined in the Intercreditor Agreement) have been Discharged (as defined in the Intercreditor Agreement, then all such amounts shall be paid over to the Term Loan Agent), in each case until the indefeasible payment in full in cash of all Secured Obligations (other than Contingent Obligations) has occurred.
     SECTION 6. No Set-Off. Each Subordinated Creditor party hereto hereby agrees that it shall not exercise any defense, counterclaim, right of set-off or right of recoupment with respect to any amount payable by such Subordinated Creditor to Holdings or any Subsidiary, by virtue of or against any L/C Reimbursement Obligations paid or payable by such Subordinated Creditor or any Affiliate thereof or any indebtedness or obligations of Holdings or any Subsidiary to such Subordinated Creditor arising in connection with the L/C Reimbursement Obligations.
     SECTION 7. Waivers and Consents. (a) Each Subordinated Creditor party hereto hereby waives the right to compel any asset of Holdings, any Subsidiary or any other person to be applied in any particular order to discharge the Secured Obligations. Each Subordinated Creditor expressly waives the right to require the Agent or any Senior Lender to proceed against Holdings, any Subsidiary or any other person, or to pursue any other remedy in its or their power that such Subordinated Creditor cannot pursue and that would lighten such Subordinated Creditor’s burden, notwithstanding that the failure of the Agent or any Senior Lender to do so may thereby prejudice such Subordinated Creditor. Each Subordinated Creditor party hereto hereby agrees that it shall not be discharged, exonerated or have its obligations hereunder reduced by the Agent’s or any Senior Lender’s delay in proceeding against or enforcing any remedy against Holdings, any Subsidiary or any other person; by the Agent or any Senior Lender releasing Holdings, any Subsidiary or any other person from all or any part of the Secured Obligations; or by the discharge of Holdings, any Subsidiary or any other person by the operation of law or otherwise, with or without the intervention or omission of the Agent or any Senior Lender.
          (b) Each Subordinated Creditor party hereto hereby waives all rights and defenses arising out of an election of remedies by the Agent or any Senior Lender, even though that election of remedies, including any non-judicial foreclosure with respect to any property or asset securing any Secured Obligations, has impaired the value of such Subordinated Creditor’s rights of indemnity, contribution, reimbursement, exoneration, or subrogation against Holdings, any Subsidiary or any other person. Each Subordinated Creditor party hereto hereby expressly waives any rights or defenses it may have by reason of protection afforded to Holdings, any Subsidiary or any other person with respect to any Loan Document Obligations pursuant to any anti-deficiency laws or other laws of similar import that limit or discharge the principal debtor’s indebtedness upon judicial or non-judicial foreclosure of assets securing any Secured Obligations.
          (c) Each Subordinated Creditor party hereto hereby agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Secured Obligations made by the Agent or any Senior Lender may be rescinded in whole or in part by such person, and any Secured Obligations may be continued, and any Secured Obligations or the liability of Holdings, any Subsidiary or any other person obligated thereunder, or any right of set-off with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the Agent or the Senior Lenders, in each case without notice to or further assent by such Subordinated Creditor, which will remain bound hereunder, and without impairing, abridging, releasing or affecting the subordination provided for herein.
          (d) Each Subordinated Creditor party hereto hereby waives any and all notice of the creation, renewal, extension or accrual of any Secured Obligations, and any and all notice of or proof of reliance by the Senior Lenders upon this Agreement. The Secured Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement. Each Subordinated Creditor party hereto hereby waives any protest, demand for payment and notice of default.
     SECTION 8. Secured Obligations Unconditional. All rights and interests of the Agent and the Senior Lenders hereunder, and all agreements and obligations of Holdings, the Company, and each Subordinated Creditor hereunder, shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of the Loan Agreement or any other Loan Document;
          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Loan Agreement or any other Loan Document;

          (c) any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of or consent to departure from, any guarantee of any Secured Obligations; or
          (d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, Holdings or any Subsidiary in respect of any Secured Obligations or of Holdings, the Company, or any Subordinated Creditor in respect of the subordination provisions set forth herein.
     SECTION 9. Waiver of Claims. To the maximum extent permitted by law, each Subordinated Creditor hereby waives any claim it might have against the Agent or any Senior Lender with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Agent or any Senior Lender, or any of its directors, officers, employees, representatives, agents or advisors, with respect to any exercise of rights or remedies under the Loan Documents or any other document creating or governing any Secured Obligation, except to the extent due to the gross negligence or willful misconduct of the Agent or such Senior Lender, as the case may be. Neither the Agent nor the Senior Lenders, nor any of their respective directors, officers, employees, representatives, agents or advisors, shall be liable for failure to demand, collect or realize upon any guarantee of any Secured Obligations, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any such asset upon the request of Holdings, any Subsidiary, any Subordinated Creditor or any other person or to take any other action whatsoever with regard to any such asset, or any part thereof, or any such guarantee.
     SECTION 10. Further Assurances. Holdings and each Subordinated Creditor, at its own expense and at any time from time to time, upon the reasonable written request of the Agent will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent reasonably may request for the purposes of obtaining or preserving the full benefits of the subordination provisions set forth herein and of the rights and powers herein granted.
     SECTION 11. Provisions Define Relative Rights. These subordination provisions are intended solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the Subordinated Creditors on the other, and no other person shall have any right, benefit or other interest under these subordination provisions.
     SECTION 12. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 13. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each of the parties hereto.
          (b) No failure by the Agent or any Senior Lender to exercise, and no delay by such person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
          (c) The rights, remedies, powers and privileges hereunder are cumulative and not exclusive of any rights, remedies, powers or privileges provided by law.

     SECTION 14. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     SECTION 15. Successors and Assigns. This Agreement, including the waivers contained herein, shall be binding upon the successors and assigns of Holdings and each Subordinated Creditor and shall inure to the benefit of the Agent and the Senior Lenders and their successors and assigns.
     SECTION 16. WAIVER OF JURY TRIAL. HOLDINGS, THE COMPANY, THE AGENT, AND EACH SUBORDINATED CREDITOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY SENIOR LENDER OR OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH SENIOR LENDER OR PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT, THE OTHER PARTIES HERETO AND THE SENIOR LENDERS HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 17. Jurisdiction; Consent to Service of Process. (a) Holdings, the Company, and each Subordinated Creditor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in the county of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such Federal court. Holdings, the Company, and each Subordinated Creditor hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Senior Lender may otherwise have to bring any action or proceeding relating to this Agreement against Holdings, the Company, or any Subordinated Creditor, or any of its properties, in the courts of any jurisdiction.
          (b) Holdings, the Company, and each Subordinated Creditor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Holdings, the Company, and each Subordinated Creditor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Holdings and each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 18. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 18. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or, as follows:

          (a) if to Holdings, the Company, or to a Subordinated Creditor, to it at Park Central I, 7616 LBJ Freeway, Suite 300, Dallas, TX 75251, Attention of Chief Financial Officer (shai.even@alonusa.com; Fax No. (972) 367-3719);
          (b) if to the Agent, to Bank of America, N.A., 55 S. Lake Avenue, Suite 900, Pasadena, California 91101, Attention of Todd Eggertsen, Vice President (Todd.R.Eggertsen@bankofamerica.com; Fax No.: (626) 584-4602);
or, in each case, to such other address as may be designated by a party from time to time by notice given to the other parties hereto pursuant to this Section 18.
     SECTION 19. Additional Subordinated Creditors. Upon execution and delivery after the date hereof of a counterpart signature page hereto by any person that has arranged for the issuance of the Crude Oil Supplier L/C or the Additional Supplier L/Cs on behalf of the Company, such person shall automatically become a party hereto as a “Subordinated Creditor” with the same force and effect as if originally named as a party hereunder. The rights and obligations under this Agreement of each other party hereto shall remain in full force and effect notwithstanding the addition of any new Subordinated Creditor as a party to this Agreement.
     SECTION 20. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
[Remainder of page intentionally left blank; signatures begin on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of ___ day of April, 2009.

ALON REFINING LOUISIANA, INC.

By
Name:
Title:

ALON REFINING KROTZ SPRINGS, INC.

By
Name:
Title:

ALON ISRAEL OIL COMPANY, LTD.

By
Name: David Wiessman
Title: President and Chief Executive Officer

BANK OF AMERICA, N.A., as Agent,
By
Name:
Title:
L/C Reimbursement Subordination Agreement (Revolver)

DOR ALON ENERGY (1988) LTD.

By
Name:
Title:

ALON FUEL SUPPLY IN JERUSALEM (1988) LTD.

By
Name:
Title:
L/C Reimbursement Subordination Agreement (Revolver)

EXHIBIT H
INFORMATION TO BE INCLUDED IN
MONTHLY OPERATING REPORT
Monthly Average WTI / Bbl
Monthly Average KSR Crude Acquisition Price / Bbl
Average Throughput BPD
Total Production BPM
Total Bbls Sold/Month
Revenue/Bbl Sold
Average Gross Margin/Bbl Sold Before Crack Spread
Operating Cost / Bbl
Direct Fixed Cost / Bbl
Direct Variable Cost / Bbl
S G&A / Bbl
Corporate Allocations / Bbl
EBITDA Before Crack Spread / Bbl
Crack Spread Benefit / (Cos:) / Bbl
EBITDA Inclusive of Crack Spread / Bbl
Hedging:*
HO Swap
SPR Swap
HO
RBOB
Any other swap or hedging arrangement

*	The monthly operating report shall contain a description of each Hedging Agreement to which Holdings or any Subsidiary is a party as of the date of the report, including the counterparty to such Hedging Agreement, the type of Hedging Agreement, the material terms of the Hedging Agreement and the marked-to-market hedge position for such Hedging Agreement (in 000’s) as of such date.

Exhibit H - 1

EXHIBIT I
UNWIND LETTER OF DIRECTION
EXECUTION VERSION
LETTER OF DIRECTION
April 9, 2009
Credit Suisse Energy LLC,
as Crack Spread Hedging Counterparty
Eleven Madison Avenue
New York, New York 10010
Attention: Dean Brier
Wells Fargo Bank, National Association
625 Marquette Avenue, MAC N9311-110
Minneapolis, MN 55479
Attn: Kim Ngan T. Nguyen
Bank of America, N.A.
55 S. Lake Avenue, Suite 900
Pasadena, CA 91101
Attn: Todd Eggertsen
               Re:      Alon Refining Krotz Springs, Inc.
Ladies and Gentlemen:
     Reference is made to (i) the agreement, dated as of July 3, 2008 (as amended, supplemented or otherwise modified from time to time, the “Crack Spread Hedging Agreement”), between Alon Refining Krotz Springs, Inc., a Delaware corporation (the “Company”), and Credit Suisse Energy LLC (the “Crack Spread Hedging Counterparty”), (ii) the Term Loan Agreement, dated as of July 3, 2008 (as amended by the First Amendment Agreement, dated as of the date hereof (the “Term Loan Amendment”), the “Term Loan Agreement”), among the Company, Alon Refining Louisiana, Inc., a Delaware corporation (“Holdings” and, together with the Company, the “Loan Parties”), the lenders from time to time party thereto (the “Term Loan Lenders”), and Wells Fargo Bank, National Association, as successor administrative agent and as collateral agent (in such capacity, the “Term Collateral Agent”), (iii) the Loan and Security Agreement, dated as of July 3, 2008 (as amended by Amendment No. 1 to Loan and Security Agreement, dated as of December 18, 2008, and as further amended by the Second Amendment to Loan and Security Agreement, dated as of the date hereof (the “Revolving Amendment”), the “Revolving Loan Agreement”), among the Loan Parties, the lenders from time to time party thereto (the “Revolving Lenders”), and Bank of America, N.A., as agent (the “Revolving Collateral Agent”), (iv) the Guarantee and Collateral Agreement, dated as of July 3, 2008 (as amended by the Term Loan Amendment, the “Guarantee and Collateral Agreement”), by and between the Loan Parties and the Term Collateral Agent, and (v) the letter agreement, dated July 3, 2008 (the “Crack Spread Hedging Side Letter”), among the Crack Spread Hedging Counterparty, the Term Collateral Agent and the Revolving Collateral Agent, regarding lien priorities in the Crack Spread Cash Collateral (as defined below) and the designation of the Crack Spread Hedging Counterparty as bailee for perfection purposes for the Term Collateral Agent and the Revolving Collateral Agent.
     Pursuant to the Term Loan Amendment (and subject to the terms and conditions set forth below and in the Term Loan Amendment), the Term Loan Lenders and the Term Collateral Agent have authorized the Company to consummate a complete unwind and termination of the Crack Spread Hedging Agreement beginning with the April 2009 positions (the “Unwind Transaction”). Pursuant to the Revolving Amendment (and subject to the terms and conditions set forth below and in the Revolving Amendment), the Revolving Lenders and the Revolving Collateral Agent have authorized the Company to consummate the Unwind Transaction.
     In connection with the Unwind Transaction, the Company hereby irrevocably instructs the Crack Spread Hedging Counterparty to distribute 100% of all cash collateral held by the Crack Spread Hedging Counterparty as security for the Company’s obligations under the Crack Spread Hedging Agreement (the “Crack Spread Cash Collateral”) to the Term Collateral Agent by wiring such proceeds to the Term Collateral Agent Account (as defined in Exhibit A hereto) (such distribution, the “Cash Collateral Distribution”). The Crack Spread Hedging Counterparty hereby agrees to complete the Cash Collateral Distribution within three business days of the date of this Letter of Direction. The Crack Spread Hedging Counterparty further agrees that (a) upon any distribution of Crack Spread Cash Collateral, all security interests in and liens on the Crack Spread Cash Collateral so distributed which any Loan Party granted to the Crack Spread Hedging Counterparty in or on the Crack Spread Cash Collateral so distributed, and (b) upon any distribution of Unwind Proceeds pursuant Exhibit A hereto, all security interests in and liens on the Unwind Proceeds so distributed which any Loan Party granted to the Crack Spread Hedging Counterparty to secure obligations owing by it under the Crack Spread Hedging Agreement shall, in each case of the foregoing clauses (a) and (b), be deemed terminated and released without any further action of the Crack Spread Hedging Counterparty or any Loan Party. The Crack Spread Hedging Counterparty agrees to execute and deliver to the Term Collateral Agent, after the release of its security interests and liens on the Crack Spread Cash Collateral, at the Loan Parties’ sole cost and expense, such releases, lien terminations and other documents as the Loan Parties or the Term Collateral Agent (at the direction of the Required Lenders (as defined in the Term Loan Agreement)) may reasonably request in connection with the Crack Spread Hedging Counterparty’s above described release of liens and security interests granted to the Crack Spread Hedging Counterparty in connection with the Crack Spread Hedging Agreement (including, without limitation, any UCC-3 financing statement terminations and waivers and termination of blocked account and deposit control agreements, if any).
     In accordance with Section 5.11 of the Term Loan Agreement and Section 5.3.2 of the Revolving Credit Agreement, the Company hereby irrevocably instructs the Crack Spread Hedging Counterparty to, after completion of the Cash Collateral Distribution, distribute all amounts payable by the Crack Spread Hedging Counterparty to the Company pursuant to the Crack Spread Hedging Agreement (other than the Crack Spread Cash Collateral, which distribution is governed by the immediately preceding paragraph) in connection with the Unwind Transaction as a result of any settlement, termination or unwind of any portion of Crack Spread Hedging Agreement in the manner and to the parties set forth on Exhibit A hereto (all such amounts, the “Unwind Proceeds”). The Crack Spread Hedging Counterparty hereby agrees to pay all Unwind Proceeds directly to the Term Collateral Agent or the Revolving Collateral Agent in accordance with Exhibit A hereto within five (5) business days of any settlement, termination or unwind of any portion of Crack Spread Hedging Agreement (but in any event not later than the same day as the Company would otherwise have been entitled to receive such amounts under the Crack Spread Hedging Agreement absent this Letter of Direction).
     Any amounts owing to the Crack Spread Hedging Counterparty as a result of the exercise of any set-off rights or as a result of the unwinding of any other hedging arrangements between any Loan Party and the Crack Spread Hedging Counterparty or its affiliates (to the extent any amounts payable to the Crack Spread Hedging Counterparty or any such affiliate thereunder are permitted under the terms of such hedging arrangement to be netted against the Crack Spread Hedging Agreement) shall either (a) be deemed to have been distributed to the Revolving Collateral Agent as provided on Exhibit A hereto and shall reduce the Unwind Proceeds payable to the Revolving Collateral Agent pursuant to Exhibit A hereto on a dollar-for-dollar basis by the amount thereof, or (b) otherwise be paid by the Loan Parties. In no event shall any such amounts be payable out of the Unwind Proceeds that are payable to the Term Collateral Agent as provided on Exhibit A hereto or out of the Crack Spread Cash Collateral.
     The Crack Spread Hedging Counterparty hereby agrees that, notwithstanding anything to the contrary set forth in the Crack Spread Hedging Side Letter, the Crack Spread Hedging Agreement or the ISDA Master Agreement (including the credit support annex attached thereto), as amended, in respect thereof, it will distribute the Unwind Proceeds and the Crack Spread Cash Collateral as instructed herein. Each of the Term Collateral Agent and the Revolving Collateral Agent hereby releases the Crack Spread Hedging Counterparty from any liability under the Crack Spread Hedging Side Letter or the Intercreditor Agreement as a result of the Crack Spread Hedging Counterparty’s distribution of the Crack Spread Cash Collateral as provided herein or any other action taken by the Crack Spread Hedging Counterparty in accordance with the terms hereof.. In connection with the commencement of any wire hereunder to the Term Collateral Agent or the Revolving Collateral Agent, as the case may be, the Crack Spread Hedging Counterparty shall notify the Term Collateral Agent or the Revolving Collateral Agent, as applicable, that it has commenced wiring such funds and shall provide the Federal Reference Number to the Term Collateral Agent or the Revolving Collateral Agent, as applicable, as soon as possible.
     Notwithstanding anything to the contrary set forth in that certain Intercreditor Agreement dated as of July 3, 2008, by and between the Term Collateral Agent and the Revolving Collateral Agent (the “Intercreditor Agreement”), each of the Term Collateral Agent (on behalf of itself and each of the Term Secured Parties, as defined in the Intercreditor Agreement) and the Revolving Collateral Agent (on behalf of itself and each of the Revolving Secured Parties, as defined in the Intercreditor Agreement) hereby (a) acknowledges and agrees to, and hereby irrevocably directs the Crack Spread Hedging Counterparty to effect, the distribution of the Unwind Proceeds and the Crack Spread Cash Collateral as set forth herein, (b) hereby acknowledges and agrees that the Crack Spread Hedging Counterparty shall make the distributions provided herein notwithstanding the existence of a default or event of default under either of the Term Loan Agreement or the Revolving Loan Agreement or any insolvency proceeding with respect to any Loan Party, and (c) hereby acknowledges and agrees that (i) neither the Term Collateral Agent nor any of the Term Secured Parties (as defined in the Intercreditor Agreement) shall have any obligation under the Intercreditor Agreement or otherwise to disgorge or pay over to any of the Revolving Collateral Agent or any of the Revolving Secured Parties (as defined in the Intercreditor Agreement) any of the Unwind Proceeds to the extent that the Term Collateral Agent is entitled to receipt thereof pursuant to this Letter of Direction and Exhibit A, and (ii) neither the Revolving Collateral Agent nor any of the Revolving Secured Parties (as defined in the Intercreditor Agreement) shall have any obligation under the Intercreditor Agreement or otherwise to disgorge or pay over to any of the Term Collateral Agent or any of the Term Secured Parties (as defined in the Intercreditor Agreement) any of the Unwind Proceeds to the extent that the Revolving Collateral Agent is entitled to receipt thereof pursuant to this Letter of Direction and Exhibit A. Except as expressly modified herein (including, without limitation, the release of the Crack Spread Hedging Counterparty from liability under the Intercreditor Agreement as provided in the immediately paragraph), the Intercreditor Agreement remains in full force and effect in all respects.
     Each of the Loan Parties acknowledges and agrees that, in the event it shall receive any Unwind Proceeds or Crack Spread Cash Collateral in contravention of this Letter of Direction, it shall segregate and hold all such Unwind Proceeds and Crack Spread Cash Collateral in trust for the Term Collateral Agent and the Revolving Collateral Agent, as applicable, and shall promptly deliver the same to the Term Collateral Agent or the Revolving Collateral Agent, as applicable, in accordance with Exhibit A hereto and promptly notify the Crack Spread Hedging Counterparty of any such payment.
     The Crack Spread Hedging Counterparty hereby consents to the amendment to the definition of “Secured Obligations” in the Guarantee and Collateral Agreement as contemplated by the Term Loan

Agreement, which provides that, on and after the effective date of the Term Loan Amendment, “Secured Obligations” shall mean “(a) the Loan Document Obligations and (b) the due and punctual payment and performance of all obligations of Holdings or any Subsidiary under the Crack Spread Hedging Agreement.” For the avoidance of doubt, the Crack Spread Hedging Counterparty acknowledges and agrees that, on and after the effective date of the Term Loan Amendment, no other obligations of the Loan Parties under any other hedging arrangements shall be secured by the Collateral (as defined in the Term Loan Agreement).
     Each of the parties hereto hereby agrees to take such action and execute, acknowledge and deliver, such agreements, instruments or other documents as the other parties to this Letter of Direction may reasonably require from time to time in order to effectively carry out the purposes of this Letter of Direction.
     No amendment, modification or waiver of any of the provisions of this Letter of Direction shall be effective unless the same shall be in writing and signed on behalf of each of the undersigned.
     Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or, as follows:
     (i) if to the Crack Spread Hedging Counterparty, to Credit Suisse Energy LLC, Eleven Madison Avenue, New York, NY 10010, Attention of Dean Brier (dean.brier@creditsuisse.com; Fax No. (212) 951-8823) and Ricardo Harewood
(ricardo.harewood@creditsuisse.com; Fax No. (212) 322-0136);
     (ii) if to the Term Collateral Agent, to Wells Fargo Bank, National Association, 625 Marquette Avenue, MAC N9311-110, Minneapolis, MN 55479, Attn: Kim Ngan T. Nguyen (e-mail: Kim.T.Nguyen@wellsfargo.com; Fax No. 612-667-9825); and
     (iii) if to the Revolving Collateral Agent, to Bank of America, N.A., 55 S. Lake Avenue, Suite 900, Pasadena, CA 91101, Attention of Todd Eggertsen (Todd.R.Eggertsen@bankofamerica.com; Fax No. (626) 584-4602;
or, in each case, to such other address or fax number as may be designated by a party from time to time by notice given to the undersigned pursuant hereto.
     Time is of the essence of each provision of this Letter of Direction.
     This Letter of Direction may be signed in counterparts, all of which together shall constitute one and the same instrument. The parties hereto may provide signatures to this Letter of Direction by facsimile or electronic mail, and such facsimile or electronic mail signatures shall be deemed to be the same as original signatures.
     This Letter of Direction shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles that would cause the law of another jurisdiction to apply.
[signature page follows]

     IN WITNESS WHEREOF, this Letter of Direction has been duly executed as of the date first set forth above by each of the parties below.

ALON REFINING KROTZ SPRINGS, INC., as the Company

By:
Title:

AGREED AND ACKNOWLEDGED:

CREDIT SUISSE ENERGY, LLC,
as Crack Spread Hedging Counterparty

By:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Collateral Agent

By:

Title:

BANK OF AMERICA, N.A., as Revolving Collateral Agent

By:

Title:

Signature Page to Letter of Direction